UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Education Realty Trust, Inc.
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April 6, 2015

Dear Stockholder,

I would like to extend a personal invitation for you to join us at the 2015 Annual Meeting of Stockholders, which will be held on Wednesday, May 20, 2015, at 9:00 a.m. Central Standard Time at the company’s headquarters, located in Memphis, Tennessee. The Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter provide an outline of the business to be conducted at the annual meeting.

In accordance with the “e-proxy” rules promulgated by the Securities and Exchange Commission, we are pleased to continue our practice of furnishing proxy materials to our stockholders over the Internet. Accordingly, on or about April 6, 2015, we will mail to our stockholders (other than those stockholders who have previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials. On the date of the mailing of the Notice of Internet Availability of Proxy Materials, all stockholders of record and beneficial owners will have the ability to access all of our proxy materials referred to in the Notice of Internet Availability of Proxy Materials on the Internet website cited therein and in the accompanying Proxy Statement. These proxy materials will be available free of charge. The e-proxy rules afford us the opportunity to realize cost savings on the printing and distribution of our proxy materials, and we hope that, if possible and convenient, you will avail yourself of this option.

Your vote is important. Whether you can or cannot attend the 2015 Annual Meeting of Stockholders, I encourage you to vote. Please complete, sign and return your proxy card or give your proxy authorization over the Internet or by telephone prior to the meeting so that your shares will be represented and voted.

Sincerely,
Randy Churchey
Chief Executive Officer and
Chairman of the Board of Directors

999 South Shady Grove Road, Suite 600
Memphis, Tennessee 38120
(901) 259-2500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

You are hereby invited to attend the 2015 Annual Meeting of Stockholders of Education Realty Trust, Inc.

WHEN	9:00 a.m. Central Standard Time on May 20, 2015.

WHERE	The company’s headquarters, which are located at 999 South Shady Grove Road, Suite 600, Memphis, Tennessee 38120.

ITEMS OF BUSINESS
• To elect eight directors to serve until the 2016 Annual Meeting of Stockholders and until their successors have been duly elected and qualify (Proposal 1);
• To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 (Proposal 2);
• To approve, in an advisory (non-binding) vote, the compensation of our named executive officers (Proposal 3); and
• To conduct such other business as may properly come before the meeting or any adjournment or postponement thereof.

RECORD DATE	Stockholders of record as of the close of business on March 5, 2015 will be entitled to notice of and to vote at the 2015 Annual Meeting of Stockholders.

VOTING BY PROXY OR PROXY AUTHORIZATION
Education Realty Trust, Inc., on behalf of its Board of Directors, is soliciting your proxy to ensure that a quorum is present and that your shares are represented and voted at the 2015 Annual Meeting of Stockholders. Please see the Notice of Internet Availability of Proxy Materials for information about giving your proxy authorization over the Internet or by telephone. You may also request a paper proxy card to submit your vote by mail if you prefer. If you subsequently decide to vote at the meeting, information about revoking your proxy prior to the meeting is also provided. You may receive more than one set of proxy materials and proxy cards. Please promptly complete, sign and return each proxy card that you receive or give your proxy authorization over the Internet or by telephone to ensure that each of your shares are represented and voted.

RECOMMENDATIONS	The Board of Directors recommends that you vote “FOR” each nominee for director; “FOR” Proposal 2; and “FOR” Proposal 3.

By Order of the Board of Directors,

April 6, 2015 Memphis, Tennessee

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to Be Held on May 20, 2015
This Proxy Statement and the Annual Report on Form 10-K
are available at http://www.edrtrust.com/proxy

999 South Shady Grove Road, Suite 600
Memphis, Tennessee 38120
(901) 259-2500
_______________________________________

PROXY STATEMENT FOR THE
2015 ANNUAL MEETING OF STOCKHOLDERS
_______________________________________

This Proxy Statement is furnished by Education Realty Trust, Inc., a Maryland corporation, on behalf of its Board of Directors for use at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”), and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. When used in this Proxy Statement, the terms “we,” “us,” “our,” the "Company" or “EdR” refer to Education Realty Trust, Inc.

INFORMATION ABOUT THE ANNUAL MEETING

When and Where is the Annual Meeting?

The Annual Meeting will be held at 9:00 a.m. Central Standard Time on May 20, 2015. The Annual Meeting will be held at the Company’s headquarters, which are located at 999 South Shady Grove Road, Suite 600, Memphis, Tennessee 38120.

What proposals will be voted upon at the Annual Meeting?

There are three proposals scheduled for a vote at the Annual Meeting:

1.	To elect eight directors to serve until the 2016 Annual Meeting of Stockholders and until their successors have been duly elected and qualify (Proposal 1);

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 (Proposal 2); and

3.	To approve, in an advisory (non-binding) vote, the compensation of our Named Executive Officers ("NEOs") (Proposal 3).

As of the date of this Proxy Statement, we are not aware of any additional matters that will be presented for consideration at the Annual Meeting.

What are the recommendations of the Board of Directors?

Our Board of Directors recommends that you vote:

•	“FOR” the election of each of the eight nominees named herein to serve on the Board of Directors;

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

•	“FOR” the approval of the compensation of our NEOs.

Will our directors be in attendance at the Annual Meeting?

We encourage, but do not require, our directors to attend annual meetings of stockholders. All of our then-incumbent directors attended the 2014 Annual Meeting of Stockholders.

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with the rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), we are now primarily furnishing proxy materials to our stockholders over the Internet rather than mailing printed copies of those materials to each stockholder. Only stockholders of record at the close of business on March 5, 2015 will be entitled to notice of and to vote at the Annual Meeting. On or about April 6, 2015, we expect to send most of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions regarding how to access our proxy materials, including this Proxy Statement and our Annual Report on Form 10-K (the “Annual Report”) for the 2014 fiscal year. The Notice of Internet Availability of Proxy Materials also instructs you regarding how to access the proxy card and give your proxy authorization over the Internet or by telephone. This process is designed to expedite stockholders’ receipt of our proxy materials, lower the cost of the Annual Meeting and conserve natural resources.

If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of our proxy materials. If you would like to receive a paper or electronic copy of our proxy materials, you should follow the instructions for requesting these materials which are included in the Notice of Internet Availability of Proxy Materials. If you previously elected to receive a printed or electronic copy of our proxy materials, which we also expect to distribute on or about April 6, 2015, you will continue to receive these materials by mail or electronic mail until you elect otherwise.

PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

At the Annual Meeting, eight persons will be elected to serve on our Board of Directors until the 2016 Annual Meeting of Stockholders and until their successors have been duly elected and qualify. Directors are elected by a majority of the votes cast at the Annual Meeting in the election of directors, except in the case of a contested election where a plurality is required. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may select. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. There are no family relationships among any of the members of our Board of Directors.

Set forth below is a brief biography of each director nominee.

Current Director Nominees

Randall L. Churchey, age 54, joined the Company as President and Chief Executive Officer in January 2010. He was elected Chairman and Chief Executive Officer in January 2015. Mr. Churchey is also the founder and Co-Chairman of the Board of Directors of MCR Development, LLC, a private hotel ownership and management company and a member of the Board of Trustees of MedEquities Realty Trust, a non-public healthcare REIT.

In 2008, Mr. Churchey was interim Chief Executive Officer of Great Wolf Resorts, Inc., a publicly-traded family entertainment company (NYSE: WOLF), and was a member of its Board from 2005 until its sale in 2012. He was President and Chief Executive Officer and a member of the Board of Directors of Golden Horizons, the nation's second largest senior care company, from 2006 to 2007.

From 2005 to 2007, Mr. Churchey was a member of the Company's Board of Directors. From 2004 until its sale in 2008, Mr. Churchey served on the Board of Trustees of Innkeepers USA Trust, a publicly-traded real estate investment trust (“REIT”) (NYSE: KPA). He served as President, Chief Operating Officer and a director of RFS Hotel Investors, Inc., a publicly-traded hotel REIT (NYSE: RFS), from 1999 to until its sale in 2003. From 1997 to 1999, he was Senior Vice President and Chief Financial Officer of FelCor Lodging Trust, Inc., a publicly-traded hotel REIT (NYSE: FCH).

Mr. Churchey is a member of the National Association of Real Estate Investment Trust's Board of Governors, and the Policy Advisory Board of the Fisher Center for Real Estate & Urban Economics at the University of California - Berkeley. He also holds a Certified Public Accountant license (inactive).

John V. Arabia, age 45, has served as a member of our Board of Directors since March 2014 and is a member of our Nominating and Corporate Governance Committee and our Investment Oversight Committee. Mr. Arabia has served as the President and Chief Executive Officer of Sunstone Hotel Investors Inc. (NYSE: SHO) since January 2015 and previously served as Sunstone’s president from February 2013 to January 2015, and as the company's chief financial officer and executive vice president of corporate strategy from April 2011 to February 2013. In February 2014, Mr. Arabia was appointed to Sunstone’s Board of Directors. Prior to joining Sunstone, he was a principal and a managing director at Green Street Advisors, Inc. beginning in 1997. Prior to joining Green Street, he was a consulting manager at EY Kenneth Leventhal in the firm’s west coast lodging consulting practice. He was a member of the Hotel Development Council of the Urban Land Institute (2006 to 2013) and in 2007, he was named one of Institutional Investor's 20 rising stars. Mr. Arabia was a winner of the Wall Street Journal's best on the street award in the hotel and gaming category in 2008. Mr. Arabia holds a Certified Public Accountant license. He earned his M.B.A. in Real Estate and Accounting from University of Southern California and B.S. in Hotel Administration from Cornell University.

Monte J. Barrow, age 70, has served as a member of our Board of Directors since January 2005 and is a member of our Audit Committee, our Compensation Committee and our Investment Oversight Committee. In addition, Mr. Barrow is our lead independent director. From February 1982 until August 2002, Mr. Barrow served as the Chief Financial Officer and Senior Vice President of MS Carriers, Inc., a publicly-traded trucking transportation company (NASDAQ: MSCA). While serving as Chief Financial Officer of MS Carriers, Mr. Barrow was responsible for the accounting, financial, human resources and information technology departments. Mr. Barrow retired in August 2002 following the sale of MS Carriers to Swift Transportation Company, Inc. Since February 2003, Mr. Barrow has been self-employed and from February 2003 through September 2011, was the owner and operator of a privately-held corrugated sheet plant, Dieco Products LLC. From March 2008 to December 2009, Mr. Barrow also served as the Chief Financial Officer of City Enterprises. City Enterprises is a privately-owned group of companies with holdings in automobile retail sales, automobile auctions, dealer finance, personal finance and real estate.

William J. Cahill, III, age 69, has served as a member of our Board of Directors since January 2005 and is the Chairman of our Compensation Committee and a member of our Nominating and Corporate Governance Committee. Mr. Cahill served as the Corporate Vice President of Human Resources of FedEx Corporation (NYSE:FDX) from June 2004 until his retirement in June 2007. He served as Vice President of Human Resources of FedEx Corporation from February 1998 until June 2004. In his role, Mr. Cahill was responsible for executive compensation, succession planning, healthcare strategy, retirement investment, employment, legal compliance and other human resources functions at FedEx Corporation. He had been with FedEx since December 1979. Additionally, Mr. Cahill has served as a member of the Board of Directors of Make-A-Wish – Mid-South since September 2009.

John L. Ford, age 69, has served as a member of our Board of Directors since January 2005 and is the Chairman of our Nominating and Corporate Governance Committee and a member of our Compensation Committee. In September 2012, Dr. Ford retired after 12 years as the Senior Vice President and Dean of Campus Life at Emory University where he oversaw student housing and fourteen other departments. Dr. Ford was a professor of policy analysis and management and the dean of students at Cornell University from 1992 to 2000. He has held administrative, academic or research positions at the University of Exeter in England, the University of British Columbia in Canada, the Japanese Nursing Association in Japan, the Dokkyo University Medical School in Japan, Johns Hopkins University and the University of Chicago. Dr. Ford is currently a member of the Board of Regents of the University of the South.

Howard A. Silver, age 60, has served as a member of our Board of Directors since February 2010. He is the Chairman of our Investment Oversight Committee, a member of our Compensation Committee and our Audit Committee since January 2014. Mr. Silver has served as a director of Landmark Apartment Trust of America, Inc., a multi-family REIT that is publicly registered, but non-traded, since January 2014 to present and also serves as Chairman of the Audit Committee. Mr. Silver served as a director of CapLease, Inc. (NYSE: LSE), a public triple net lease REIT, from March 2004 to 2013, when the company was sold, and was the lead independent director, Chairman of the Audit Committee and a member of the Nomination and Investment Committees. From December 2004 until the sale of the company to a private equity firm in May 2012, Mr. Silver served as a director of Great Wolf Resorts, Inc., a public indoor water park resort company, where he served as Chairman of the Audit Committee and a member of the Nominating and Corporate Governance Committee. From May 1994 until October 2007, Mr. Silver held various executive positions with Equity Inns, Inc., a NYSE-listed REIT (NYSE:ENN), which was sold to Whitehall Global Real Estate Funds. At the time of the sale, Mr. Silver held the positions of President and Chief Executive Officer and was also a director of Equity Inns. He had previously held the positions of Chief Operating Officer, Executive Vice President of Finance, Secretary, Treasurer and Chief Financial Officer of Equity Inns. From 1992 until 1994, Mr. Silver served as Chief Financial Officer of Alabaster Originals, L.P., a fashion jewelry wholesaler. Mr. Silver holds a Certified Public Accountant license (inactive) and was employed by Ernst & Young LLP from 1987 to 1992 and by Coopers & Lybrand L.L.P. from 1978 to 1986.

Thomas Trubiana, age 63, has served as President and a member of our Board of Directors since January 2015. He served as our Chief Investment Officer from 2007 to 2014. Prior to that, Mr. Trubiana served as Senior Vice President of Development of EDR Development LLC, our development company, from February 2005 until December 31, 2006. He served as a financial advisor to Eagle Strategies Corporation from June 2004 until joining us in February 2005. Mr. Trubiana served as President of American Campus Communities, Inc. from July 1997 until October 2003. Prior to serving as President of American Campus Communities, Mr. Trubiana served as Senior Vice President of Management Services for Cardinal/Lexford Realty Services. Mr. Trubiana began his career as a resident assistant at our predecessor, Allen & O’Hara, in 1972 and was promoted to general manager, regional manager and finally director of development before leaving Allen & O’Hara in 1987.

Wendell W. Weakley, age 60, has served as a member of our Board of Directors since May 2007 and is the Chairman of our Audit Committee and a member of our Nominating and Corporate Governance Committee and our Investment Oversight Committee. Mr. Weakley is the President and Chief Executive Officer of the University of Mississippi Foundation. Prior to joining the Foundation in July 2006, he was with PricewaterhouseCoopers LLP (“PwC”) from August 1976 to June 2006. Mr. Weakley was an audit partner with PwC serving public clients in the manufacturing, distribution and retail sectors in the Memphis, Dallas and Tampa offices during his career. As an audit manager, he also served a two-year international tour of duty with PwC. He served as the Office Managing Partner for the Memphis office of PwC as well as the audit and industry leader in the Dallas/Ft. Worth market for PwC. He was also a Regional Risk Management partner for PwC. Mr. Weakley holds a Certified Public Accountant license in Tennessee and Mississippi.

Qualifications of Director Nominees

When considering whether our director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board of Directors to satisfy its oversight responsibilities effectively in light of EdR’s operational and organizational structure, the Nominating and Corporate Governance Committee and the Board of Directors focused primarily on the information discussed in each of the director nominees’ individual biographies set forth above and on the following particular attributes:

•
Mr. Churchey: The Board of Directors considered his over 14 years of service as a senior executive officer of publicly-traded real estate companies, including REITs, and his current service as our Chief Executive Officer and determined that his vast experience in the real estate industry and his direct involvement and understanding of the ongoing operations of EdR facilitate the Board of Directors in its evaluation of our strategic initiatives and operational performance.

•
Mr. Arabia: The Board of Directors considered his more than 20 years of experience in the real estate and hospitality industries, including his experience and current position as a senior executive of a publicly-traded

REIT where he plays a significant role in the portfolio management and strategic planning processes, and determined that his extensive experience and leadership skills provide a significant benefit to our Nominating and Corporate Governance Committee, our Investment Oversight Committee and to the Board of Directors.

•
Mr. Barrow: The Board of Directors considered his 20 years of experience as a senior executive officer of a publicly-traded company at which he was directly responsible for, among other things, the accounting and financial departments, and determined that his strong leadership qualities and comprehensive knowledge of multiple corporate disciplines are integral to his service as our lead independent director, as a member of the Audit, Compensation and Investment Oversight Committees and as a member of our Board of Directors.

•
Mr. Cahill: The Board of Directors considered his 22 years of executive level experience at a global corporation in human resources, executive compensation matters and succession planning, and determined that his expertise in these corporate disciplines enhances his oversight and administration of our executive officer compensation program in his capacity as Chairman of the Compensation Committee, a member of the Nominating and Corporate Governance Committee, and as a member of our Board of Directors.

•
Dr. Ford: The Board of Directors considered his 43 years of experience in higher education, including 12 years during which he oversaw collegiate housing at Emory University, and his expertise in the planning, design, construction, financial and operational management of collegiate housing, and determined that Dr. Ford is distinctively qualified to identify similarly capable director nominees in the capacity of Chairman of the Nominating and Corporate Governance Committee and to analyze the operational performance of EdR as a member of our Board of Directors and a member of our Compensation Committee.

•
Mr. Silver: The Board of Directors considered his 33 years of service as a senior executive officer and director of publicly-traded real estate companies, including REITs, and his experience in the field of public accounting and determined that his prior experience in leading a publicly-traded REIT and expertise in public accounting, strategic planning and public company executive compensation matters significantly benefit our Compensation, Audit and Nominating and Corporate Governance Committees and our Board of Directors in the fulfillment of their respective duties. Mr. Silver also chairs our Investment Oversight Committee.

•
Mr. Trubiana: The Board of Directors considered his more than 30 years of experience in the student housing industry, in addition to service as our current President and former Chief Investment Officer, and determined that his extensive experience and leadership skills provide a significant benefit to our Board of Directors.

•
Mr. Weakley: The Board of Directors considered his more than 30 years of experience in public accounting and his leadership of a non-profit corporation responsible for investing and distributing proceeds for the benefit of a major public university, and determined that his extensive expertise in the field of accounting and his leadership skills facilitate his oversight and administration of our accounting and financial reporting practices, risk management efforts and compliance with applicable regulatory standards in his capacity as Chairman of the Audit Committee and as a member of our Board of Directors. Mr. Weakley is also a member of the Investment Oversight Committee and Nominating and Corporate Governance Committee.

The Board of Directors recommends a vote “FOR” each nominee named above.

CORPORATE GOVERNANCE

Director Independence

As required by New York Stock Exchange ("NYSE") listing standards, a majority of the members of a listed company’s board of directors must qualify as independent as affirmatively determined by the board of directors. Consistent with SEC rules, the NYSE listing standards and our Corporate Governance Guidelines, our Board of Directors reviews all relevant transactions or relationships between each director and EdR, our senior management and our independent registered public accounting firm. During this review, the Board of Directors considers whether there are any transactions or relationships between directors or any member of their immediate families (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and EdR, senior management and our independent registered public accounting firm. The Board of Directors consults with EdR’s corporate counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent.”

As a result of this review, our Board of Directors affirmatively determined that the following six of our eight current directors are independent within the meaning of applicable SEC rules, NYSE listing standards and our Corporate Governance Guidelines: Messrs. Arabia, Barrow, Cahill, Silver and Weakley and Dr. Ford. Mr. Churchey, our Chief Executive Officer, and Mr. Trubiana, our President, are not independent, as defined by the applicable rules.

Board and Committee Meetings; Attendance

EdR encourages, but does not require, its directors to attend annual meetings of stockholders. Messrs. Barrow, Bower, Cahill, Churchey, Silver and Weakley attended the 2014 Annual Meeting of Stockholders. The Board of Directors held four meetings during 2014. Each member of the Board of Directors attended at least 75% of the aggregate of (i) all board meetings and (ii) all committee meetings for committees on which the director served. In addition, our independent directors conduct regularly scheduled executive sessions without the presence of non-independent directors or management. Mr. Barrow, as lead independent director, serves as the Chairman for and presides over these executive sessions of the independent directors.

Board Committees

The Board of Directors has established the following four committees that have certain responsibilities for our governance and management:

•	Audit Committee,

•	Compensation Committee,

•	Nominating and Corporate Governance Committee and

•	Investment Oversight Committee.

The Board of Directors has adopted charters for each of these committees, all of which can be found on the Investor Relations page of our corporate website at www.edrtrust.com under the caption “Corporate Governance.” EdR will also provide a copy of these charters to any person, free of charge, upon written request to EdR. For contact information, please see “Additional Information—Whom should I contact if I have any questions?” below.

The Board of Directors has determined that each member of the Audit Committee meets the independence and financial sophistication requirements of the NYSE listing standards applicable to members of the Audit Committee as well as the Audit Committee independence standards established by the SEC. The Board of Directors also has determined that Mr. Weakley, the Audit Committee Chairman, is an “audit committee financial expert” as defined by the rules of the SEC. In addition, the Board of Directors has determined that each member of the Compensation Committee and the Nominating and Corporate Governance Committee satisfies the independence requirements of the NYSE listing standards.

The current membership of and information about the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Investment Oversight Committee are set forth below. All members of these committees are independent within the meaning of the NYSE listing standards.

Committee, Current Members and Number of Meetings Held	Committee Functions
Audit Committee Current Members: Mr. Weakley (Chairman) Mr. Barrow Mr. Silver 11 Meetings in 2014
• appoints our independent registered public accounting firm, oversees their work and reviews the scope of the audit to be conducted by them as well as the results of their audit;
• reviews the scope of our internal system of controls and appraises our financial reporting activities and the accounting standards and principles followed;
• reviews and discusses with management and the independent registered public accounting firm various topics and events that may have a significant financial impact on our business, and reviews and discusses with management major financial risk exposure and steps that management has taken to monitor and control such exposure;
• reviews the adequacy and effectiveness of our internal controls, internal audit procedures and disclosure controls and procedures as well as management’s reports thereon; and
• reviews and approves all transactions with related persons pursuant to our Related Party Transactions Policy.

Compensation Committee Current Members: Mr. Cahill (Chairman) Mr. Barrow Dr. Ford Mr. Silver 6 Meetings in 2014
• sets compensation for our Chief Executive Officer based upon an evaluation of his performance in light of goals and objectives determined by the Compensation Committee;
• sets the compensation for our other NEOs after receiving the recommendations of the Chief Executive Officer;
• reviews, approves and recommends to the Board of Directors any change in non-employee director compensation;
• reviews other compensatory and benefit plans pertaining to our executives and employees;
• retains the advice of a compensation consultant, outside legal counsel or other advisor as the Committee deems appropriate; and
• oversees the administration of our equity incentive plans.

Nominating and Corporate Governance Committee Current Members: Dr. Ford (Chairman) Mr. Arabia Mr. Cahill Mr. Weakley 4 Meetings in 2014
• identifies, screens and recommends outstanding individuals who qualify to serve as members of the Board of Directors and recommends to the Board of Directors the director nominees for election or re-election by our stockholders at each annual meeting of stockholders;
• reviews and makes recommendations to the Board of Directors regarding our corporate governance principles, including the structure, composition and functioning of the Board of Directors and all committees thereof, oversight by the Board of Directors of management actions and reporting duties of management; and
• reviews procedures for meetings of the Board of Directors, including the appropriateness and adequacy of the information supplied to directors prior to and during meetings of the Board of Directors.

Investment Oversight Committee Current Members: Mr. Silver (Chairman) Mr. Arabia Mr. Barrow Mr. Weakley 5 Meetings in 2014
• reviews and evaluates significant acquisitions, dispositions and development projects that are individually in the amount of $50 million before the transaction is presented to the full Board of Directors;
• reviews and evaluates any new investments below $50 million that are not consistent with the Company’s current strategy or portfolio;
• meets, to the extent the Committee deems necessary or appropriate, with officers and employees of the Company and with the Company’s legal counsel, investment bankers or financial advisors in furtherance of its objectives;
• makes regular reports to the Board of Directors; and
• reviews and assesses the adequacy of this Charter annually and recommends any proposed changes to the Board of Directors for approval.

Audit Committee Matters

The Audit Committee has been appointed by the Board of Directors to oversee the accounting, reporting and financial practices and legal compliance of EdR. The Audit Committee has general responsibility for the oversight of the accounting and financial processes of EdR, including oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualification and independence of our auditors, the performance of our internal audit function and independent auditors and the preparation of the Audit Committee Report. A more detailed discussion of the responsibilities with regard to our financial statements and the Committee’s interactions with our independent registered public accounting firm is provided under the caption “Audit Committee Report” below.

Compensation Committee Matters

The Compensation Committee acts on behalf of the Board of Directors to establish the compensation packages of the NEOs of EdR and to provide oversight of EdR’s compensation program. In addition, the Compensation Committee also reviews the compensatory and benefit plans available to our executive officers and employees and administers our equity incentive plans. The Compensation Committee may not delegate its authority to approve executive compensation or equity awards, except to subcommittees comprised solely of Compensation Committee members. A more detailed discussion of the Compensation Committee’s primary processes for establishing and overseeing executive compensation, including the role of executive officers in determining or recommending executive compensation, is provided under the caption “Compensation Discussion and Analysis – Compensation Program Philosophy, Practices and Procedures – Procedures for Compensation Decisions” below.

To facilitate the fulfillment of its duties, the Compensation Committee has sole authority to retain outside advisors, including compensation consultants, to assist the Compensation Committee with executive compensation matters. Additionally, the Compensation Committee has sole authority to approve the fees and retention terms of any such advisors or consultants. The Compensation Committee periodically examines REITs of comparable organizational size and market capitalization and collects compensation data from such companies in order to assess the appropriateness and composition of the compensation packages for our NEOs. In October 2011 and again in October of 2013, the Compensation Committee engaged FPL Associates, L.P. (“FPL”) for the specific purpose of conducting a competitive benchmarking analysis by preparing a peer group compensation study which the Compensation Committee used as a basis to modify, with the assistance of FPL, the long-term incentive programs and to make additional modifications to EdR’s broader executive compensation program. In addition, FPL also advised the Compensation Committee on the design of the compensation program for EdR’s non-employee directors. A more detailed discussion of FPL’s role in assisting the Compensation Committee with respect to 2014 compensation matters is provided under the caption “Compensation Discussion and Analysis – Compensation Program Philosophy, Practices and Procedures – Independent Compensation Consultant” below.

Non-Employee Director Compensation

It is the role of the Compensation Committee, on behalf of the Board of Directors, to review, approve and recommend to the Board of Directors any changes to the compensation of our non-employee directors. The Board of Directors and the Compensation Committee believe that director compensation should fairly compensate directors for the work required by publicly-traded REITs of comparable organizational size and market capitalization as EdR, that the compensation should align the directors’ interests with the long-term interest of stockholders and that the structure of the compensation should be simple, transparent and easy for stockholders to understand.

Effective January 1, 2012, the Compensation Committee approved, and the Board of Directors ratified, a director compensation plan in which meetings fees are not paid and, instead, the amounts previously paid as meeting fees are added to the annual cash retainer for each non-employee director. Additional details of 2014 non-employee director compensation are provided under “2014 Director Compensation” below.

During 2014, the compensation of our non-employee directors was based upon the following:

Annual Cash Retainer for the Board of Directors	$38,000
Annual Cash Retainer for each Member of Audit Committee	$15,000
Annual Cash Retainer for each Member of the Compensation Committee, Nominating and Corporate Governance Committee and Investment Oversight Committee	$5,000
Annual Cash Retainer for Chairman of the Board of Directors	$35,000
Annual Cash Retainer for Chairman of Audit Committee	$15,000
Annual Cash Retainer for the Chairman of each of the Compensation Committee, Nominating and Corporate Governance Committee and Investment Oversight Committee	$7,500
Annual Cash Retainer for Lead Independent Director	$7,500
Annual Grant of Common Stock for each Director	$60,000

We reimburse our non-employee directors for all reasonable expenses incurred in connection with their service on the Board of Directors. Directors who are employees of EdR or its subsidiaries do not receive compensation for their services as directors.

Equity Ownership Guidelines

In January 2015, the Compensation Committee revised the Education Realty Trust, Inc. Equity Ownership Guidelines (the “Guidelines”). The Guidelines apply to all executive officers and non-employee directors of the Company. The Compensation Committee believes that our executive officers and directors should acquire and maintain a material equity position in EdR to promote (i) the further alignment of the interests of such individuals and EdR’s stockholders, (ii) the creation of value for EdR’s stockholders and (iii) the accountability of such individuals for the performance of EdR. Specifically, the Guidelines require that, within five years from the later of January 1, 2011 or the date on which the executive officer or non-employee director became subject to the Guidelines, such individuals must satisfy the following ownership requirements:

•	Chief Executive Officer: 83,333 shares of common stock;

•	President: 40,000 shares of common stock;

•	Executive Vice President/Chief Financial Officer: 18,000 shares of common stock;

•	Executive Vice President/Chief Operating Officer: 18,000 shares of common stock;

•	Senior Vice President/Chief Accounting Officer: 11,333 shares of common stock; and

•	Non-Employee Directors: 5,000 shares of common stock.

For purposes of the Guidelines, vested and unvested equity awards that are subject only to time-based vesting restrictions and that have been granted pursuant to the various equity incentive compensation plans of EdR will count toward the satisfaction of an individual’s ownership requirement. The Compensation Committee will administer the Guidelines and will annually review each individual’s progress toward achieving his or her requirement under the Guidelines. To promote compliance with the Guidelines, the Compensation Committee may (i) require that vested and unvested equity awards granted pursuant to the various equity incentive compensation plans of the Company contain provisions that require compliance with the Guidelines and/or (ii) impose any other consequences upon a participant who does not comply with the Guidelines, including, but not limited to, making payments of compensation otherwise payable in cash payable in shares of common stock.

Nominating and Corporate Governance Committee Matters

Director Nominations Process

The Board of Directors has delegated to the Nominating and Corporate Governance Committee the responsibility of reviewing and recommending nominees for membership on the Board of Directors. Though EdR has no formal policy addressing diversity, the Nominating and Corporate Governance Committee and Board of Directors believe that diversity is an important attribute of the members who comprise our Board of Directors and that the members should represent an array of backgrounds and experiences and should be capable of articulating a variety of viewpoints. Accordingly, pursuant to its committee charter and our Corporate Governance Guidelines, the Nominating

and Corporate Governance Committee considers in its review of director nominees factors such as values and disciplines, ethical standards, age, gender, race, culture, expertise, background and skills, all in the context of an assessment of the perceived needs of the Board of Directors at that point in time. Other characteristics, including but not limited to, the director nominee’s material relationships with EdR, time availability, service on other boards of directors and their respective committees or any other characteristics that may prove relevant at any given time as determined by the Nominating and Corporate Governance Committee are also reviewed for purposes of determining a director nominee’s qualifications.

Candidates for director nominees are evaluated by the Nominating and Corporate Governance Committee in the context of the current composition of the Board of Directors, the operating requirements of EdR and the long-term interests of EdR’s stockholders. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent, which determination is based upon applicable NYSE listing standards, applicable SEC rules and regulations, our Corporate Governance Guidelines and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee uses its network of contacts to compile a list of potential candidates but also has the authority to engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to EdR during their respective term, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair such directors’ independence. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.

The Nominating and Corporate Governance Committee has evaluated and recommends each of the directors standing for election at the Annual Meeting.

Nominations by Stockholders

The Nominating and Corporate Governance Committee reviews and considers all candidates for nomination and election as directors who may be suggested by any director or executive officer of EdR. The Nominating and Corporate Governance Committee will also consider any director candidate nominated by any stockholder if the recommendation is made in accordance with the procedures set forth in our Amended and Restated Bylaws (the "Bylaws"). For nominations for election to the Board of Directors or other business to be brought properly before an annual meeting of stockholders, the stockholder must comply with the advance notice provisions and other requirements of Article II, Section 11 of our Bylaws.

These notice provisions require that nominations for directors be received no more than 150 days and no fewer than 120 days before the first anniversary of the date of the proxy statement for the preceding year’s annual meeting of stockholders. In the event that the date of the annual meeting of stockholders is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder, to be timely, must be delivered not earlier than the close of business on the 150th day prior to the date of such annual meeting and not later than the close of business on the later of the 120th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by EdR. Such stockholder’s notice must set forth certain information including, but not limited to, the following:

•
as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934 as amended (the "Exchange Act") and the rules thereunder;

•
as to any other business that the stockholder proposes to bring before the annual meeting, a description in reasonable detail of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of each beneficial owner, if any, on whose behalf the proposal is made; and

•
as to the stockholder giving the notice, any proposed nominee and each beneficial owner, if any, on whose behalf the nomination or proposal is made: (i) the name and address of such stockholder, as they appear on EdR’s stock ledger, and the current name and business address, if different, of any proposed nominee and each such beneficial owner; (ii) the class, series and number of all shares of common stock or other securities of EdR, if any, which are owned (beneficially or of record) by such stockholder, proposed nominee or beneficial owner, the date on which each such share of stock or other security was acquired, the investment intent of such acquisition and any short interest in any share of stock or other security of any such person; (iii) a description of whether, and the extent to which, such stockholder, proposed nominee or beneficial owner, directly or indirectly, is subject to or during the last six months has engaged in any hedging, derivative or other similar transaction or series of transactions in common stock or other securities of EdR; (iv) a description of any substantial interest, direct or indirect, of such stockholder, proposed nominee or beneficial owner in EdR; and (v) the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business, to the extent known by the stockholder giving the notice.

The foregoing description of the advance notice provisions of our Bylaws is a summary and is qualified in its entirety by reference to the full text of the Bylaws, which were filed with the SEC on November 7, 2014 on a Quarterly Report on Form 10-Q. Accordingly, we advise you to review our Bylaws for additional stipulations relating to advance notice of director nominations and business proposals.

Communications with the Board of Directors

We have established procedures for stockholders or other interested parties to communicate directly with the independent and non-management members of our Board of Directors. Such parties can contact these members of our Board of Directors by sending written correspondence by mail to:

Education Realty Trust, Inc.
999 South Shady Grove Road, Suite 600
Memphis, TN 38120
Attention: Board of Directors

All communications made by this means will be received directly by the Chairman of the Audit Committee. Employees and others who wish to contact the Chairman or any member of the Audit Committee to report complaints or concerns with respect to accounting, internal accounting controls or auditing matters may do so anonymously by using this address. The Board of Directors has adopted whistleblower procedures which can be found on the Investor Relations page of our corporate website at www.edrtrust.com under the caption “Corporate Governance.” All communications made by this means will also be received directly by the Chairman of the Audit Committee and EdR’s General Counsel.

Corporate Leadership Structure

Mr. Paul O. Bower served as Chairman of the Board of Directors from July 2004 to his retirement in December 2014. To fill the vacancy in the role of Chairman of the Board of Directors created by Mr. Bower’s resignation, the Board of Directors appointed Randy Churchey as Chairman of the Board of Directors effective January 1, 2015. The Board of Directors concluded that Mr. Churchey’s considerable experience as a senior executive officer of publicly-traded real estate companies, including REITs, service to EdR as a member of the Board of Directors, President and Chief Executive Officer and familiarity with our operational and organizational structure uniquely qualified him for this position. In connection with his appointment as Chairman of the Board of Directors, Mr. Churchey vacated the office of President of the Company. Mr. Trubiana filled the position of President and also joined the Board of Directors in January 2015.

As the individual primarily responsibility for the day-to-day management of business operations, Mr. Churchey is best positioned to chair regular Board of Director meetings as the directors discuss key business and strategic issues. Coupled with a lead independent director (discussed below), this leadership structure allows the Board of Directors to exercise independent oversight and enables the Board of Directors to have direct access to information related to the day-to-day management of business operations.

To promote the independence of the Board of Directors and to demonstrate the Company’s commitment to strong corporate governance, the independent members of the Board of Directors designated an independent director to serve as the lead independent director. As noted above, the independent members of the Board of Directors have currently designated Mr. Barrow as the lead independent director role. Following the Annual Meeting, Mr. Silver is expected to transition to the lead independent director. In addition to chairing all executive sessions of the independent directors, the lead independent director presides at all meetings of the Board of Directors at which the Chairman and Chief Executive Officer are not present, and has such other duties as the independent members of the Board of Directors may determine from time to time.

The Board of Directors believes that this corporate leadership structure - a combined Chairman of the Board of Directors and Chief Executive Officer and a lead independent director - is effective and currently serves the business and stockholders well.

Oversight of Risk Management

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing the management of risks applicable to EdR. The Board of Directors regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. At the committee level, (i) the Audit Committee oversees management of accounting, financial, legal and regulatory risks; (ii) the Compensation Committee oversees the management of risks relating to our executive compensation program; (iii) the Nominating and Corporate Governance Committee manages risks associated with the independence of the members of the Board of Directors and potential conflicts of interest; and (iv) the Investment Oversight Committee oversees the management of risks related to significant acquisitions, dispositions and development projects that are individually significant to the Company. While each committee is directly responsible for evaluating certain enumerated risks and overseeing the management of such risks, the entire Board of Directors is generally responsible for and is regularly informed through committee reports about such risks and any corresponding remediation efforts designed to mitigate such risks.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our Board of Directors has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics that is applicable to all members of our Board of Directors, our executive officers and our employees. We last revised our corporate governance guidelines in November 2014 to specifically provide for the election of the lead independent director. We have posted these documents on the Investor Relation’s page of our corporate website at www.edrtrust.com under the caption “Corporate Governance.” EdR will provide a copy of these documents to any person, free of charge, upon written request to EdR. For contact information, please see “Additional Information—Whom should I contact if I have any questions?” below. Any waiver of the Code of Business Conduct and Ethics for an executive officer or director will be promptly disclosed to stockholders in any manner that is acceptable under the NYSE listing standards, including, but not limited to, the distribution of a press release, disclosure on our website and/or disclosure on a Current Report on Form 8-K. We intend to satisfy our disclosure obligations under Item 5.05 of Form 8-K related to amendments or waivers of the Code of Business Conduct and Ethics by posting such information on our corporate website.

Corporate Governance Enhancements

The Board of Directors has adopted a number of important corporate governance enhancements over the past few years in furtherance of its strong commitment to good corporate governance practices and to further strengthen the Board of Director's capacity to oversee the Company and to serve the long-term interests of our stockholders. These include:

•	adopting equity ownership guidelines for all non-employee directors and executive officers;

•
adopting the Education Realty Trust, Inc. 2011 Omnibus Equity Incentive Plan (the "Omnibus Equity Incentive Plan"), which was approved by stockholders at the 2011 Annual Meeting of Stockholders. The Omnibus Equity Incentive Plan prohibits option repricing without stockholder approval and eliminated the evergreen provisions that were part of the 2004 Plan;

•
adopting an equity grant policy that requires: (i) a minimum three-year vesting period for all full value time-based awards granted under the Omnibus Equity Incentive Plan and (ii) a minimum three-year vesting period for all full value performance-based awards granted under the Omnibus Equity Incentive Plan;

•
requiring all new executive employment agreements to: (i) subject compensation paid to an executive officer to any subsequently adopted clawback policy of EdR and (ii) not provide for tax gross-ups under any circumstances;

•	updating our Corporate Governance Guidelines to decrease the maximum age at which a director may stand for election from 75 to 72 and provide a requirement for a lead independent director;

•	utilizing the 2011 and 2013 FLP compensation reports, as updated in 2014, to assist the Compensation Committee with evaluating and structuring the executive compensation program;

•	amending our Insider Trading Policy to restrict the ability of our officers, directors, employees and agents to engage in hedging transactions involving our securities;

•	reviewed and revised all committee charters and planners to clarify duties and verify that all prudent and required oversight is addressed;

•
opting out of the Maryland Unsolicited Takeover Act, which shall not be repealed unless approved by the stockholders of the Company by the affirmative vote of at least a majority of all of the votes cast on the matter by stockholders entitled to vote on the matter;

•
changing the voting standard for the election of directors from a plurality voting standard to a majority voting standard in uncontested elections. Under the revised voting standard, a director shall be elected to the Board of the Company if the votes cast for such nominee’s election exceeds the votes cast against such nominee’s election; provided that if the election is contested, directors shall be elected by a plurality of the votes cast;

•
opting out of the Maryland Share Acquisition Act, which shall not be repealed unless approved by the stockholders of the Company by the affirmative vote of at least a majority of all of the votes cast on the matter by stockholders entitled to vote on the matter; and

•
opting out of the Maryland Business Combination Act, which shall not be repealed unless approved by the stockholders of the Company by the affirmative vote of at least a majority of all of the votes cast on the matter by stockholders entitled to vote on the matter.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Shared Services Agreement

In connection with our initial public offering, which was completed on January 31, 2005, we acquired the collegiate housing business of Allen & O’Hara, a company which is wholly-owned by Mr. Bower, the former Chairman of our Board of Directors, and certain members of his family. Prior to the completion of our initial public offering, Allen & O’Hara’s collegiate housing business shared the cost of certain common services with Allen & O’Hara’s hotel properties operations, which we did not acquire and which continued to be operated by Allen & O’Hara. These services include human resources, information technology, accounting, payroll, office equipment, and certain management personnel. We entered into a Shared Services Agreement with Allen & O’Hara to provide these services to Allen & O’Hara for the benefit of its hotel business. Beginning in 2013 and continuing through 2014, these shared services are being phased out. By March 2015, EdR ceased to provide services to Allen & O’Hara’s hotel properties operations. Mr. Bower and certain members of his immediate family are the sole stockholders of Allen & O’Hara; therefore, any previous economic consequence realized by Allen & O’Hara as a result of these arrangements were also realized by Mr. Bower.

Related Party Transactions Policy and Procedure

Our Board of Directors has adopted a written policy that sets forth EdR’s policies and procedures regarding the identification, review, consideration and approval or ratification of certain related-party transactions. Pursuant to this Related Party Transactions Policy, the Audit Committee reviews the material facts of, and either approves or disapproves of entry into any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) in which (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year; (ii) EdR is a participant; and (iii) any related party has or will have a direct or indirect interest (other than solely as a result of being a director or being a beneficial owner of less than 10% of another entity). For purposes of the policy, a related party is any (a) person who is or was (since the beginning of the last fiscal year for which EdR has filed an annual report on Form 10-K and proxy statement with the SEC, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of EdR’s common stock or (c) immediate family member of any of the foregoing. An immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee). No director may participate in any discussion or approval of a transaction in which he is a related party except that the director shall provide all material information concerning the transaction to the Audit Committee.

The Audit Committee has determined that certain types of transactions shall be deemed to be pre-approved, even if the aggregate amount involved will exceed $120,000. These pre-approved transactions include (i) employment of executive officers where (a) the executive’s compensation is required to be disclosed in the proxy statement or the executive officer is not an immediate family member of another executive officer or director of EdR, (b) the related compensation would be reported in the proxy statement if the executive officer was a NEO and (c) the Compensation Committee approved (or recommended that the Board of Directors approve) such compensation; (ii) director compensation which is required to be disclosed in the proxy statement; (iii) any transaction with another company at which a related party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s equity securities, if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of that company’s total annual revenues; (iv) any charitable contribution, grant or endowment made by EdR to a charitable organization, foundation or university at which a related party’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $1,000,000 or 2% of the charitable organization’s total annual receipts; (v) any transaction where the related party’s interest arises solely from the ownership of EdR’s common stock and all holders of EdR’s common stock received the same benefit on a pro rata basis (e.g., dividends); (vi) any transaction involving a related party where the rates or charges involved are determined by competitive bids; (vii) any transaction with a related party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; and (viii) any transaction with a related party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

If a transaction involving a related party will be ongoing, the Audit Committee may establish guidelines for EdR’s management to observe in its ongoing dealings with the related party. Thereafter, the Audit Committee, at least annually, will review and assess ongoing relationships with the related party to determine whether they are in compliance with the Audit Committee’s guidelines and that the transaction remains appropriate.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Directors and Executive Officers

The following table sets forth information as of March 31, 2015 regarding the beneficial ownership of our common stock by each of our directors, each of our NEOs and by all directors and executive officers as a group, unless otherwise indicated in the footnotes.

Except as otherwise indicated below, the address of each director and executive officer listed below is c/o Education Realty Trust, Inc., 999 South Shady Grove Road, Suite 600, Memphis, Tennessee 38120. The percentage of class owned in the following table is based upon 48,349,290 shares of common stock outstanding as of the close of business on March 31, 2015.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
NEOs
Randy Churchey	106,725	(2)	*
Thomas Trubiana	89,083	(3)	*
Randall H. Brown(4)	54,201	(4)	*
Edwin B. Brewer, Jr.	5,255	(5)	*
Christine Richards	32,131	(6)	*
J. Drew Koester	13,137	(7)	*
Independent Directors
John V. Arabia	1,912		*
Monte J. Barrow	11,312		*
William J. Cahill	12,011		*
John L. Ford	11,342		*
Howard A. Silver	11,009		*
Wendell W. Weakley	29,020		*
All directors and NEOs as a group (12 persons)	377,138		0.8%

*	Less than 1% of EdR’s outstanding common stock.

(1) Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of common stock. Shares of common stock issuable upon the conversion of units of limited partnership interest in Education Realty Operating Partnership, LP (the “Operating Partnership”) or University Towers Operating Partnership, LP (the “University Towers Partnership”) are deemed outstanding for computing the percentage ownership of the person, entity or group holding the securities but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, to our knowledge, all persons named in the tables have sole voting and investment power with respect to their shares of common stock except to the extent authority is shared by spouses under applicable law.
(2) The shares shown as beneficially owned by Mr. Churchey include 9,544 shares of unvested restricted common stock granted pursuant to the Company’s equity plans.
(3) The shares shown as beneficially owned by Mr. Trubiana include 5,765 shares of unvested restricted common stock granted pursuant to the Company’s equity plans.
(4) Mr. Brown resigned, effective June 30, 2014. the amount shown represents the number of shares beneficially owned as of Mr. Brown's resignation. The shares shown as beneficially owned by Mr. Brown include 14,610 shares of common stock issuable upon the redemption of 43,832 limited partnership units of our Operating Partnership. Limited partnership units of our Operating Partnership are immediately redeemable for cash or, at our election, shares of our common stock.

(5) The shares shown as beneficially owned by Mr. Brewer include 800 shares of unvested restricted common stock granted pursuant to the Company’s equity plans.
(6) The shares shown as beneficially owned by Ms. Richards include 1,916 shares of unvested restricted common stock granted pursuant to the Company’s equity plans.
(7) The shares shown as beneficially owned by Mr. Koester include 629 shares of unvested restricted common stock granted pursuant to the Company’s equity plans.

Beneficial Owners of More Than 5% of Common Stock

The following table sets forth information regarding the beneficial ownership of our common stock by each person, or group of affiliated persons, who is believed by us to beneficially own 5% or more of our common stock based upon information available to us in securities filings made by our stockholders with the SEC. The percentage of class owned in the following table is based upon 48,349,290 shares of common stock outstanding as of the close of business on March 31, 2015.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	6,655,089	(1)	14%
Columbia Wanger Asset Management, LLC 227 West Monroe Street, Suite 3000 Chicago, IL 60606	3,841,664	(2)	8%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	4,514,460	(3)	9%
Vanguard Specialized Funds - Vanguard REIT Index Fund 100 Vanguard Boulevard Malvern, PA 19355	3,454,389	(4)	7%
Cohen & Steers, Inc. 280 Park Avenue, 10th Floor New York, NY 10017	4,151,952	(5)	9%
Daiwa Asset Management Co. Ltd. GranTokyo North Tower 9-1 Marunouchi 1-chome, Chiyoda-ku, Tokyo, Japan 100-6753	2,956,809	(6)	6%
Wellington Management Group LLP 280 Congress Street Boston, MA 02210	2,713,639	(7)	6%

(1) The indicated ownership is based solely upon an amendment to the Schedule 13G filed with the SEC by the beneficial owner on February 11, 2015 reporting beneficial ownership as of December 31, 2014. The Vanguard Group, Inc. possessed sole voting power over 132,838 shares, shared voting power over 38,032 shares, sole dispositive power over 6,549,952 shares and shared dispositive power over 105,137 shares of our common stock.
(2) The indicated ownership is based solely upon an amendment to the Schedule 13G filed with the SEC by the beneficial owner on February 11, 2015 reporting beneficial ownership as of December 31, 2014. Columbia Wanger Asset Management, LLC possessed sole voting power over 3,515,332 shares and sole dispositive power over 3,841,664 shares of our common stock.
(3) The indicated ownership is based solely upon an amendment to the Schedule 13G filed with the SEC by the beneficial owner on January 15, 2015 reporting beneficial ownership as of December 31, 2014. BlackRock, Inc. possessed sole voting power over 4,418,423 shares and sole dispositive power over 4,514,460 shares of our common stock.
(4) The indicated ownership is based solely upon an amendment to the Schedule 13G filed with the SEC by the beneficial owner on February 6, 2015 reporting beneficial ownership as of December 31, 2014. Vanguard Specialized Funds - Vanguard REIT Index Fund possessed sole voting power and sole dispositive power over 3,454,389 shares of our common stock.
(5) The indicated ownership is based solely upon an amendment to the Schedule 13G filed with the SEC by the beneficial owner on March 10, 2015 reporting beneficial ownership as of December 31, 2014. Cohen & Steers, Inc. possessed sole voting power over 2,039,736 shares and sole dispositive power over 4,151,952 shares of our common stock.
(6) The indicated ownership is based solely upon a Schedule 13G filed with the SEC by the beneficial owner on January 21, 2015 reporting beneficial ownership as of December 31, 2014. Dalwa Asset Management Co. Ltd. possessed sole voting power over 2,956,809 shares, sole dispositive power over 1,533 shares of our common stock, and shared dispositive power over 2,955,276 shares of our common stock.

(7) The indicated ownership is based solely upon a Schedule 13G filed with the SEC by the beneficial owner on February 12, 2015 reporting beneficial ownership as of December 31, 2014. Wellington Management Group LLP possessed shared voting power over 2,171,908 shares and shared dispositive power over 2,713,639 shares of our common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our NEOs and directors and the holders of greater than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. NEOs and directors are required by SEC regulations to furnish us with copies of these reports. Based solely upon a review of the copies of these reports furnished to us and written representations from such NEOs, directors and stockholders with respect to the period from January 1, 2014 through December 31, 2014, we are not aware of any required Section 16(a) reports that were not filed on a timely basis.

Copies of Section 16(a) reports can be found on the Investor Relation’s page of our corporate website at www.edrtrust.com under the category “Financial Information.”

EXECUTIVE OFFICERS

Set forth below is background information regarding each of our NEOs, other than Mr. Churchey and Mr. Trubiana whose biographies are set forth above under “Election of Directors — Current Director Nominees,” and other key employees. There are no family relationships among any of our executive officers and key employees.

NEOs

Edwin B. Brewer, Jr., age 52, is the Executive Vice President and Chief Financial Officer, and joined EdR on August 5, 2014. Mr. Brewer previously spent five years as executive vice president and chief financial officer for Sedgwick Claims Management Services, Inc., the leading North American provider of technology-enabled claims and productivity management solutions. Prior to joining Sedgwick, Mr. Brewer was with PricewaterhouseCoopers (PwC) for 24 years. During his tenure as an audit partner at PwC, he focused on a client base that consisted primarily of public and private real estate investment trusts across a variety of asset types. Mr. Brewer is a Certified Public Accountant (inactive).

Christine Richards, age 45, is the Executive Vice President and Chief Operating Officer. Ms. Richards is responsible for overseeing the daily operations of EdR’s 73 owned and managed properties. Previously, Ms. Richards served as EdR’s Vice President of Operations from 2006 to 2010 and as Regional Director from 2001 to 2006. Prior to joining EdR, Ms. Richards held various management positions at Gables Residential Trust, a multi-family REIT, from 1990 to 2001. Ms. Richards is a member of the Institute of Real Estate Management and is Chairman of the National Apartment Association (NAA) Student Housing Executive Committee. Ms. Richards is also a Certified Property Manager (CPM).

J. Drew Koester, age 44, is the Senior Vice President and Chief Accounting Officer. Mr. Koester joined EdR's predecessor company, Allen & O’Hara, in September 2004. From January 1999 until September 2004, Mr. Koester served as Vice President of Finance for TruGreen Companies, LLC, a division of The ServiceMaster Company. From August 1998 until January 1999, Mr. Koester was a financial analyst at The ServiceMaster Company. Mr. Koester began his career at Deloitte & Touche LLP and was a Financial Reporting Manager for Continental PET Technologies prior to joining The ServiceMaster Company. Mr. Koester is a Certified Public Accountant (inactive).

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The purpose of this Compensation Discussion and Analysis is to discuss our philosophy, practices and procedures with respect to EdR’s compensation program and the Compensation Committee’s objectives in selecting and setting the elements of the compensation packages that are paid or awarded to our NEOs. Throughout this discussion and analysis, Randy Churchey, our Chief Executive Officer, Thomas Trubiana, our President, Edwin B. Brewer, our Executive Vice President, Chief Financial Officer and Treasurer, Christine Richards, our Executive Vice President and Chief Operating Officer and J. Drew Koester, our Senior Vice President and Chief Accounting Officer, are referred to collectively as our NEOs. Also included in the designation for until his resignation in June 2014 was Randall H. Brown, our former Executive Vice President, Chief Financial Officer and Treasurer.

Executive Summary

The objective of the Company’s executive compensation program is to attract, retain and motivate experienced and talented executives who can help maximize stockholder value. The Company believes that a significant portion of the compensation paid to executive officers should be closely aligned with the Company’s performance on both a short-term and long-term basis. In addition, a significant portion of compensation should be in the form of equity in the Company to more fully align the interests of the Company’s executives and its common stockholders and to mitigate any risks associated with pay for performance components of our compensation program.

Pay for Performance

Pay for performance is an important component of our compensation philosophy. Consistent with this focus, the Company’s executive compensation program includes annual cash incentives, which may be paid to our NEOs based upon their individual performance in relation to pre-determined corporate and individual goals, and multi-year equity incentives. The purpose of the program is to reward achievement of annual goals and objectives and to provide at-risk, comprehensive pay opportunities linked to individual and Company-wide performance on an annual basis. To support collaboration among our NEOs, 50% of the annual cash incentive is based on the achievement of Company-specific financial goals based on core funds from operations. The remaining 50% of the annual cash incentive is based on the achievement by each NEO of individual-specific operational and strategic goals.

Starting with fiscal 2010, the Company began adopting long-term incentive plans (“LTIPs”) each year predicated on performance over a three-year period. Each LTIP consists of a combination of time-based restricted stock awards and performance-based awards. Consistent with prior years, the Company must achieve certain financial performance goals during the relevant three-year performance period in order for the performance-based award to be earned by the NEOs. We believe that our LTIPs enhance long-term stockholder value by incentivizing long-term performance and aligning the interests of the NEOs and our stockholders. A summary of our historical LTIPs appears below.

Components of LTIP Awards
	Time-Based Award	Performance-Based Award	Achievement
2010 LTIP	50% consists of a time-vested restricted stock award	50% in restricted stock units (“RSUs”) that will vest at the end of the three-year performance period based upon EdR’s achievement of total shareholder return (“TSR”) (at specified “threshold”, “target” or “maximum” performance levels) in relation to the average TSR of the peer group	Maximum Level	(1)
2011 LTIP	50% consists of a time-vested restricted stock award	50% in RSUs that will vest at the end of the three-year performance period based upon EdR’s achievement of TSR (at specified “threshold”, “target” or “maximum” performance levels) in relation to the average TSR of the peer group	Maximum Level	(2)

Components of LTIP Awards
	Time-Based Award	Performance-Based Award	Achievement
2012 LTIP	40% consists of a time-vested restricted stock award
60% consists of a performance-vesting award that is denominated in cash but settled in unrestricted shares of EdR’s common stock, based on the market value of the common stock at the end of the three-year performance period. The cash value of the performance award (“Performance Award”) is based upon EdR’s achievement of TSR (at specified “threshold,” “target” or “maximum” performance levels) in relation to (i) for one half of the award, the percentile rank of EdR's TSR compared to the TSR of the peer group, and (ii) for one half of the award, the TSR of the NAREIT Equity Index, over the three-year performance period
			Interpolated between Threshold and Target	(3)
2013 LTIP	35% consists of a time-vested restricted stock award	65% in RSUs that will vest at the end of the three-year performance period based upon EdR’s achievement of TSR (at specified “threshold,” “target” or “maximum” performance levels) in relation to (i) for one half of the award, the percentile rank of EdR's TSR compared to the TSR of the peer group, and (ii) for one half of the award, the TSR of the NAREIT Equity Index, over the three-year performance period	(4)
2014 LTIP	25% consists of a time-vested restricted stock award	75% in RSUs that will vest at the end of the three-year performance period based upon EdR’s achievement of TSR (at specified “threshold,” “target” or “maximum” performance levels) in relation to (i) for one half of the award, the percentile rank of EdR's TSR compared to the TSR of the peer group, and (ii) for one half of the award, the TSR of the NAREIT Equity Index, over the three-year performance period	(5)
2015 LTIP	25% consists of a time-vested profits only partnership interests (“LTIP Units”)	75% in LTIP Units in the Operating Partnership. The vesting of performance-based LTIP Units is dependent upon the Company’s achievement, over a three year period, of the performance criteria approved by the Compensation Committee, with a minimum, threshold and maximum performance standard for each performance criterion.	(6)
(1) Based on EdR’s achievement of TSR at the maximum performance level under the 2010 LTIP (i.e., EdR’s TSR exceeded the average TSR of the peer group by more than 10% over the three-year performance period ending December 31, 2012), each NEO’s performance-based awards were converted to fully vested shares of our common stock at the maximum performance level. The Compensation Committee approved payment at the maximum performance level because EdR’s TSR exceeded the average TSR of the peer group used by 68% during the three-year performance period.
(2) Based on EdR’s achievement of TSR at the maximum performance level under the 2011 LTIPs (i.e., EdR’s TSR exceeded the average TSR of the peer group by more than 10% over the three-year performance period ending January 1, 2014), each NEO’s performance-based awards were converted to fully vested shares of our common stock at the maximum performance level. The Compensation Committee approved payment at the maximum performance level because EdR’s TSR exceeded the average TSR of the peer group by 10.3% during the three-year performance period.
(3) Under the 2012 LTIP, EdR's TSR was in the 47th percentile compared to our peer group, which equated to a 68% payout under one-half of the performance portion of the award, as interpolated between the Threshold and Target performance levels. The remaining 50% of the performance award was not paid out, as EdR did not meet the performance criteria with regards to EdR's TSR compared to the NAREIT Equity Index over the three year performance period. Total payout under the performance component of the 2012 LTIP was at 34%.
(4) The performance period for the 2013 LTIP ends on December 31, 2015; therefore, no performance awards have been paid out under the 2013 LTIP.
(5) The performance period for the 2014 LTIP ends on December 31, 2016; therefore, no performance awards have been paid out under the 2014 LTIP.
(6) The performance period for the 2015 LTIP ends on December 31, 2017; therefore, no performance awards have been paid out under the 2015 LTIP.

Compensation and Corporate Governance

The Compensation Committee believes that strong corporate governance should be reinforced through the Company’s executive compensation programs. The Board of Directors has adopted a number of important corporate governance enhancements to further strengthen the Board of Director’s capacity to oversee the Company and to serve the long-term interests of our stockholders. See “Corporate Governance—Corporate Governance Enhancements” above. These include:

•
adopting the Omnibus Equity Incentive Plan, which was approved by stockholders in 2011, which prohibits option repricing without stockholder approval and eliminates the evergreen provisions that were part of the 2004 Plan (as defined below);

•
adopting an equity grant policy that requires: (i) a minimum three-year vesting period for all full value time-based awards granted under the Omnibus Equity Incentive Plan and (ii) a minimum one-year vesting period for all full value performance-based awards granted under the Omnibus Equity Incentive Plan; and

•
requiring all new executive employment agreements to: (i) subject compensation paid to an executive officer to any subsequently adopted clawback policy of EdR, (ii) include double trigger change of control provisions and (iii) not provide for tax gross-ups under any circumstances.

Compensation Program Philosophy, Practices and Procedures

Compensation Philosophy

EdR’s compensation program is administered by the Compensation Committee, which sets corporate goals and objectives with respect to NEO compensation, evaluates performance against those goals and objectives and determines the appropriate amount and mix of NEO compensation based upon its evaluation. The Compensation Committee believes that a well-designed compensation program should align the goals of our NEOs with the goals of EdR’s stockholders and that a significant portion of our NEOs’ compensation, over the long term, should be dependent upon the creation of value for EdR’s stockholders. Important principles which drive EdR’s compensation program are the Compensation Committee’s beliefs that our NEOs should be held accountable for the performance of EdR through their compensation packages and that, to promote individual contribution to EdR’s overall performance, the compensation packages should also reflect the NEO’s individual performance. The Compensation Committee’s compensation philosophy is designed to motivate our NEOs to focus on financial and operating results and the creation of long-term stockholder value by:

•
establishing a compensation program that attracts, motivates and retains our NEOs through compensation packages that are competitive with those that are awarded by other publicly-traded REITs of comparable organizational size and market capitalization;

•
linking a significant portion of our NEOs’ compensation packages to the achievement of EdR’s business plan by using measurements of EdR’s financial and operating results and total stockholder return; and

•	building a pay-for-performance system that encourages and rewards successful initiatives that are achieved within a team environment.

The Compensation Committee regularly evaluates the effectiveness of EdR’s compensation program by reviewing the individual performance of our NEOs as well as the overall performance of EdR. In doing so, the Compensation Committee considers each NEO’s individual goals and their attainment of such goals as well as EdR’s business plan and its annual and long-term fiscal performance. To the extent that it believes that changes to the compensation packages of our NEOs are warranted, the Compensation Committee will make such changes annually with respect to base salaries, annual incentive compensation plans and long-term incentive compensation plans.

Since 2013, we have held a stockholder advisory vote on the compensation of our NEOs, commonly referred to as a say-on-pay vote. Our stockholders overwhelmingly approved the compensation of our NEOs, with over 97% of stockholder votes cast in favor of our say-on-pay resolution in 2013 and over 91% in 2014. As we evaluated our compensation practices for fiscal 2014, we were mindful of the strong support our stockholders expressed for our philosophy of linking compensation to our operating objectives and the enhancement of stockholder value. As a result, the Compensation Committee continued to apply the same effective principles and philosophy it has used in previous years in determining executive compensation and will continue to consider stockholder concerns and feedback in the future.

Independent Compensation Consultant

In October 2011, the Compensation Committee first engaged FPL, a nationally recognized compensation consulting firm specializing in the real estate industry, to: (i) assist the Compensation Committee with identifying the members of its peer groups described below; (ii) assess the overall framework of the Company’s executive compensation program; (iii) make recommendations for the terms and performance metrics for the long-term incentive plan; and (iv) make other recommendations on modifications to the executive compensation program that are consistent with the Company’s compensation philosophy and objectives. In addition, FPL advised the Compensation Committee on the design of the compensation program for EdR’s non-employee directors.

During October 2013, FLP completed a comprehensive compensation study for the Company’s NEOs similar to the 2011 study discussed above. FLP was engaged to: (i) analyze high-level performance and compensation trends within the real estate industry and certain background information, including specific size and performance statistics for EdR and each of the peer group companies; (ii) perform a competitive benchmarking analysis, on an individual and component basis, for the EdR NEOs based on comparable positions within two peer groups of public real estate companies (the asset-based peer group and the size-based peer group identified below); (iii) summarize the results of the competitive benchmarking analysis on an aggregate basis, which examines the compensation levels of the NEOs compared to similarly situated executives at the peer group companies; and (iv) provide an overview of long-term incentive programs in place within the asset-based peer group.

The Compensation Committee reached out to FPL in the fourth quarter of 2014 for an update and report on real estate compensation trends and market analysis. The Compensation Committee intends to engage a compensation consultant every two years for a full analysis with an update in interim years.

Independence of Compensation Consultant

FPL does no work for management, receives no compensation from EdR other than for its work in advising the Compensation Committee and maintains no other economic relationships with EdR or any of its affiliates. From time to time, FPL receives input from the Company’s Chief Executive Officer regarding the Company’s strategic goals and the manner in which the executive compensation program should support these goals. FPL also attended meetings of the Compensation Committee and held discussions with the Chairman of the Compensation Committee to inform members regarding current trends and emerging issues in executive compensation and other best practices. The Compensation Committee assessed the independence of FPL pursuant to SEC and NYSE rules and concluded that no conflict of interest exists that would prevent FPL from serving as an independent consultant to the Compensation Committee. The Compensation Committee intends to review the appointment of any compensation consulting firm annually and, as part of the review process, the Compensation Committee will consider the independence of the firm in accordance with applicable SEC and NYSE rules.

Benchmarking Practices

Prior to setting NEO compensation packages for 2014, the Compensation Committee consulted the customized benchmarking study discussed above and completed in 2013, which was prepared by EdR’s compensation consultant, FPL. The benchmarking study included a competitive benchmarking analysis. This competitive benchmarking analysis, on an individual and component basis, was based on comparable positions within two peer groups of public real estate companies: (i) an asset-based peer group of real estate investment trusts, eight of which focused on multifamily and two of which focused on collegiate housing, and (ii) a size-based peer group consisting of ten public real estate companies comparable to EdR in terms of their size as defined by market and total capitalization. The goal of this selection process was to find an appropriate selection of companies that reflects both our growth expectations and the REITs, and other real estate companies, with whom we compete for executive talent.

These two peer groups consisted of the following companies:

Asset-Based Peer Group	Size-Based Peer Group
American Campus Communities, Inc.	Acadia Realty Trust
Associated Estates Realty Corporation	Associated Estates Realty Corporation
BRE Properties, Inc.	Campus Crest Communities, Inc.
Camden Property Trust	Cousins Properties Incorporated
Campus Crest Communities, Inc.	CubeSmart
Home Properties, Inc.	EastGroup Properties, Inc.
Mid-America Apartment Communities, Inc.	FelCor Lodging Trust Incorporated
Post Properties, Inc.	Ramco-Gershenson Properties Trust
UDR, Inc.	Rouse Properties, Inc.
Sun Communities, Inc.

The competitive benchmarking analysis prepared by FPL utilized these two peer groups to benchmark EdR’s compensation practices by comparing compensation payable to our NEOs, individually and in the aggregate, with the top five highest paid executive officers with similar positions within both peer groups. The analysis was comprehensive in that it looked at the peer group companies and compared each compensation component separately (i.e., base salary, annual incentive and long-term incentives) and in the aggregate (i.e., across the executives collectively). In consultation with FPL during October 2011, the Compensation Committee determined to benchmark EdR’s compensation components against the 50th percentile of the corresponding metric for the size-based peer group and, because EdR’s size fell below the median size of the asset-based peer group, approximately between the 25th and 50th percentile of the corresponding metric for the asset-based peer group.

Based on the weighted average results of the 2013 benchmarking analysis, EdR’s base salaries fell in line with the 25th percentile for both peer groups. With regard to total annual cash compensation, EdR’s pay (in the aggregate) lagged the 25th percentile for both peer groups. Similarly, the long-term incentive plans ranked below the 25th percentile for both peer groups, which was a change from the 2011 benchmarking analysis in which EdR’s long-term incentive plans ranked above the 25th percentile against both peer groups. On an all-in basis, 2014 total compensation for EdR’s NEOs fell below the 25th percentile for both peer groups per the 2013 benchmarking study. In the 2011 benchmarking study, total compensation for EdR’s NEOs ranked in line with the 25th percentile against the asset-based peer group and above the 25th percentile for the size-based peer group. Results of the 2013 benchmarking study were considered by the Compensation Committee in determining base pay, annual incentive compensation and long-term equity incentive compensation for the NEOs for 2014.

In addition, FPL also compiled a detailed comparison of the key structural features of the long-term incentive programs of companies within the asset-based peer group to those of EdR’s long-term incentive program. With input from FPL, the Compensation Committee utilized the results of this comparison, together with the competitive benchmarking analysis described above, to establish the performance metrics and design the structure of the 2014 LTIP. A more detailed discussion of the 2014 LTIP is provided under the caption “Elements of EdR’s Compensation Program – 2014 Long-Term Equity Incentive Compensation” below.

Procedures for Compensation Decisions

At least annually, the Compensation Committee evaluates the compensation packages that are paid or awarded to our NEOs and determines the appropriate amounts and the elements of such compensation packages. With respect to the compensation of our NEOs other than the Chief Executive Officer, the Compensation Committee works with the Chief Executive Officer to conduct these evaluations. To this end, the Chief Executive Officer completes an evaluation of our other NEOs, makes recommendations regarding the compensation of the other NEOs and presents his evaluations and compensation recommendations to the Compensation Committee for its review.

After considering the Chief Executive Officer’s evaluations and recommendations and such other factors as the nature and responsibilities of each NEO’s position, the NEO’s tenure and experience, the NEO’s achievement of individual goals, EdR’s achievement of corporate goals and competitive industry compensation practices, the Compensation Committee then sets the compensation packages of our NEOs other than the Chief Executive Officer. Thereafter, the Compensation Committee sets the compensation package of the Chief Executive Officer in a meeting at which he is not present. Generally, the compensation packages for the following year are set and recommended for adoption at the meetings of the Compensation Committee and the Board of Directors generally held in November of each year.

Elements of EdR’s Compensation Program

In 2014, the compensation program was comprised of the following three elements: (i) base salary, (ii) annual incentive compensation and (iii) long-term equity incentive compensation. The Compensation Committee believes that using a mix of compensation types (salary, cash incentives and equity) and performance periods (one-year and three-year periods) promotes behavior consistent with our long-term strategic plan and minimizes the likelihood of executives having significant motivation to pursue risky and unsustainable results. Although it does not allocate a fixed percentage of the NEO compensation packages to each of these elements, the Compensation Committee does seek to achieve an appropriate balance among these elements to incentivize our NEOs to focus on financial and operating results in the near term and the creation of stockholder value over the long term. The following illustrates the mix of salary, annual incentive compensation and long-term incentive compensation for our 2014 NEO compensation program.

2014 Compensation Mix
* Randall Brown, former CFO and Executive Vice President, resigned effective June 30, 2014. The amounts shown above do not include amounts received pursuant to a separation agreement, as described below. Edwin B. Brewer, Jr. was appointed CFO and Executive Vice President on August 5, 2014.

2014 Cash Bonuses

In addition to an annual base salary, our NEOs are eligible to receive cash bonuses at the discretion of the Compensation Committee. The cash bonuses are designed to reward our NEOs at a variable level of compensation based on our and such NEO’s performance, based on criteria established by our Compensation Committee.

For 2014, our NEOs received discretionary cash bonuses in the following amounts:

Name and Principal Position	2014 Cash Bonus
Randy Churchey Chairman of the Board and Chief Executive Officer	$25,000
Thomas Trubiana President (and Chief Investment Officer in 2014)	22,000
Edwin B. Brewer, Jr. Executive Vice President and Chief Financial Officer	100,000	(1)
Christine Richards Executive Vice President and Chief Operating Officer	10,000
J. Drew Koester Senior Vice President, Assistant Secretary and Chief Accounting Officer	23,900
Randall H. Brown* Former Executive Vice President, Chief Financial Officer and Treasurer	—	(1)
(1) Randall Brown, former CFO and Executive Vice President, resigned, effective as of June 30, 2014. Edwin B. Brewer, Jr. was appointed CFO and Executive Vice President on August 5, 2014. Mr. Brewer's cash bonus above relates specifically to a guaranteed first year bonus as set forth in his employment agreement.

2014 Base Salaries

Base salary is the fixed component of our NEO compensation packages. To compete for and retain talented executives who are critical to our long-term success, the Compensation Committee has determined that the base salaries of our NEOs should approximate the median of those of NEOs in the asset-based and size-based peer groups, as determined based on the competitive benchmarking analysis discussed above. When reviewing the base salaries of our NEOs, the Compensation Committee also evaluates the nature and responsibilities of each NEO’s position, the NEO’s tenure and experience, the NEO’s achievement of individual goals as well as EdR’s annual and long-term fiscal performance relative to companies within the REIT industry of comparable organizational size and market capitalization.

Based upon a review of the relevant benchmarks discussed above for base salaries of executive officers of companies from the asset-based peer group and size-based peer group as part of the Compensation Committee’s benchmarking process, as well as the individual evaluations of our NEOs, the Compensation Committee approved 2014 base salaries as follows.

2014 and 2013 Base Salaries

* Randall Brown, former CFO and Executive Vice President, resigned, effective as of June 30, 2014. Edwin B. Brewer, Jr. was appointed CFO and Executive Vice President on August 5, 2014.

2014 Annual Incentive Compensation

Annual incentive compensation is an important element of EdR’s compensation program and is necessary in achieving our objectives of attracting, motivating and retaining executive talent, encouraging superior individual performance and, most importantly, attaining our corporate goals and objectives. To support collaboration among our NEOs, annual incentive compensation in the form of cash awards may be paid to our NEOs based upon their individual performance in relation to pre-determined corporate and individual goals. The Compensation Committee believes that, in order to motivate our NEOs to achieve annual strategic business goals related to both EdR’s overall performance and individual contributions to EdR’s performance, executives should receive annual incentive compensation for their contributions in achieving these goals. The Compensation Committee sets the annual incentive compensation for our NEOs and believes that EdR’s annual incentive compensation plan for its NEOs (the “Annual Incentive Plan”) is competitive with similar plans used by the companies included in both the asset-based and size-based peer groups discussed above.

Each NEO is eligible to receive annual incentive compensation under the Annual Incentive Plan, which represents a certain percentage of his or her annual base salary and which is referred to as the “target bonus”. Performance incentives are based upon financial achievement measured at the consolidated Company-level and achievement of goals at the individual level, consisting of an evaluation of financial and operating metrics and a formal evaluation of the achievements of each NEO’s goals (which may include Company or department financial goals). There are two distinct components of the Annual Incentive Plan, each worth 50% of the bonus at “target” level performance: (i) EdR’s achievement of a quantitative goal (e.g., budgeted core funds from operations) and (ii) achievement of specified personal goals. Each component contributes one-half of the total target bonus under the Annual Incentive Plan, and the potential payouts under both components are based upon a sliding scale designed to maximize the payout for superior performance. Based upon achievement under the two components, total payouts under the Annual Incentive Plan range from 50% to 150% of the total target bonus.

Company Performance Objectives. The first component of the Annual Incentive Plan is based upon EdR’s budgeted core funds from operations (“Core FFO”). EdR calculates FFO in accordance with the definition promulgated by NAREIT. Adjustments to the calculation of FFO to obtain Core FFO may be made by the Compensation Committee in its sole and absolute discretion. Adjustments to FFO may be made for, but are not limited to, the following: gain or loss on the early extinguishment of debt, reorganization and severance costs, costs incurred on developments that do not come to fruition, additional expense related to long-term ground leases associated with the recognition of rent increases on a straight-line basis, the actual economic impact of interest and fees earned on participating developments and the impact of other capital transactions. Payouts under the first bonus component attributable to EdR’s budgeted Core FFO target are based upon a sliding scale with payouts ranging from 25% to 75% of the total targeted bonus amount based upon a minimum threshold achievement level of 80% of the target and a maximum achievement level of 120%. If the budgeted Core FFO target is not achieved at the threshold level, then no payouts under this component will be made to our NEOs.

The following chart sets forth the correlation of the percentage of budgeted Core FFO to the bonus range percentage:

Core FFO Achievement Level
Threshold	Target	Maximum
80%	100%	120%

Bonus Range Multiplier
Threshold	Target	Maximum
25%	50%	75%

For its fiscal year 2014, in order for an NEO to receive 100% of the target opportunity under the first component of the Annual Incentive Plan, EdR had to achieve budgeted Core FFO of $1.82 per share. For its fiscal year 2014,

EdR’s actual Core FFO was $1.86 per share (based upon the number of weighted average shares of common stock and units of limited partnership in the Operating Partnership and the University Towers Partnership outstanding at period end), representing 102% of the target amount. As a result, the Company performance portion of the Annual Incentive Plan was paid at 52% of the targeted bonus for each of our NEOs. For a detailed explanation of our Core FFO, including a reconciliation to our net income, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Funds from Operations” in our Annual Report.

Individual Objectives for NEOs. The second component, achievement of individual objectives, is determined by an achievement rating of 0% to 100% although achievement of stretch objectives can result in an achievement rating of up to 150%. The rating is based upon the achievement of individual goals which, for business and financial reporting purposes, are approved at the meetings of the Compensation Committee and the Board of Directors generally held in February of each year. Our NEOs establish their goals and the relative maximum weight assigned for achievement of such goals with assistance from the NEO’s immediate supervisor. These goals are then reviewed and revised or confirmed by the Chief Executive Officer. Thereafter, the Chief Executive Officer establishes his goals and the relative maximum weight assigned for the achievement of each. The goals of all of our NEOs are then presented to the Compensation Committee and the independent members of the Board of Directors for approval. If the NEO does not meet at least 50% (taking into account relative weighting) of his or her personal goals, the NEO does not receive any portion of the 50% of the bonus attributable to personal objectives. Based upon the achievement of his or her individual objectives, each NEO is eligible to receive a payout ranging from 25% to 75% of the total targeted bonus amount.

The following chart sets forth the correlation of the percentage of the individual objectives to the bonus range percentage:

Individual Objectives Achievement Level
Threshold	Target	Maximum
50%	100%	150%

Bonus Range Multiplier
Threshold	Target	Maximum
25%	50%	75%

The 2014 personal objectives for our NEOs are set forth below, including the relative target weight assigned for achievement of each such goal.

Randy Churchey Chairman of the Board and Chief Executive Officer
•   grow portfolio of owned assets (20%)
•   increase balance sheet capacity through equity market transactions and/or asset sales to decrease end of year 2015 debt to gross assets to 35% (20%)
•   deliver on time and on budget 2014 development projects and achieve part-year 2014 underwritten results in aggregate (20%)
•   implement program at University of Kentucky and solicit additional universities for ONE Plan (20%)
•   implement new corporate joint venture program (20%)

Thomas Trubiana President (and Chief Investment Officer in 2014)
•   grow portfolio of owned assets through acquisitions and developments (20%)
•   deliver on time and on budget 2014 development projects, achieve part-year 2014 underwritten results in aggregate and commence construction of 2015 deliveries (15%)
•   win 40% of the on-campus equity deals we pursue (15%)
•   deliver the 2014 off-campus developments on time and on budget (20%)
•   implement a land sourcing plan and add an aggregate 3 to 4 new developments to the pipeline (20%)
•   achieve aggregate first year underwritten results for 2014/2015 leasing of 2013 acquisitions and 2014 delivered developments

Christine Richards Executive Vice President and Chief Operating Officer
•   achieve year-over-year net operating income growth of 3.6% for same-store assets for 2013 (35%)
•   oversee a successful opening of the second phase of on-campus housing at the University of Kentucky owned by EdR and develop a plan for successful positioning for operations for future phases (20%)
•   assume responsibility for and successfully integrate all housing marketing and the assigment process into the EdR platform at UK (10%)
•   achieve aggregate first-year underwritten results and 2014/15 preleasing targets for properties acquired in 2013 and developments delivered in 2014 (20%)
•   develop additional revenue stream of net $500 thousand in annualized ancillary income (15%)

J. Drew Koester Senior Vice President, Assistant Secretary and Chief Accounting Officer
•   improve efficiency and timeliness of financial statement and reporting process (20%)
•   assist with rating agencies' indicative ratings process (20%)
•   update internal controls and enterprise risk management documentation (20%)
•   achieve cumulative profitability vs original proforma for our investment in Elauwit (15%)
•    assist Vice President of Tax in the transfer pricing analysis update (15%)
•   assist CFO in creation of construction database (10%)

Randall H. Brown* Former Executive Vice President, Chief Financial Officer and Treasurer
•   increase balance sheet capacity through at-the-market and other equity issuances and/or asset sales to decrease end of year 2015 debt to gross assets to 35% (20%)
•   obtain a private indicative rating from a credit rating agency (30%)
•   implement new corporate joint venture program (30%)
•   oversee completion of five high priority information technology projects (10%)
•   oversee creation of construction database (10%)

* Mr. Brown resigned from the Company, effective as of June 30, 2014, and as such, no bonus was paid out to Mr. Brown.

The table below discloses the target amount for each of our NEOs under the company performance component and the personal objective component based upon their annual base salary for 2014 and the actual level of achievement of the company performance and their personal goals during 2014 (percentage and amount paid) pursuant to the Annual Incentive Plan for 2014.

	Company Performance Component			Personal Objective Component
NEO	Target Amount	Actual Achievement Percentage	Actual Incentive Compensation	Target Amount	Actual Achievement Percentage	Actual Incentive Compensation	Total Annual Incentive Compensation
Randy Churchey	$302,400	102%	$314,496	$302,400	100.0%	$302,400	$616,896
Thomas Trubiana	189,750	102%	197,340	189,750	94.0%	178,365	375,705
Christine Richards	110,000	102%	114,400	110,000	110.0%	121,000	235,400
J. Drew Koester	44,651	102%	46,437	44,651	90.0%	40,186	86,623

The table below discloses the total amount of bonus paid to each NEO under the Annual Incentive Plan for 2013 and 2014 and the percentage the total bonus earned for 2014 increased (or decreased) compared to 2013.

	Total Annual Incentive Bonus Paid				Percent Amount Increased (Decreased)
NEO	2013		2014
Randy Churchey	$469,800		$616,896		31%
Thomas Trubiana	318,450		375,705		25%
Edwin B. Brewer, Jr.	—	(1)	—	(1)	—%
Christine Richards	139,500		235,400		69%
J. Drew Koester	79,331		86,623		9%
Randall H. Brown(1)	239,250	(1)	—	(1)	(100)%
(1) As noted above, Mr. Brown resigned, effective as of June 30, 2014. Mr. Brewer subsequently joined the Company as Executive Vice President, Chief Accounting Officer and Treasurer in August 2014. As part of Mr. Brewer's employment agreement, which is on file with the SEC, Mr. Brewer was guaranteed a first year bonus of $100,000 outside of the Annual Incentive Plan; therefore, such amount is excluded from the table above.

2014 Long-Term Equity Incentive Compensation

As discussed above, during October 2011 and October 2013, the Compensation Committee consulted customized benchmarking studies prepared by EdR’s compensation consultant, FPL, which included a competitive benchmarking analysis. As part of its overall engagement for the Compensation Committee, FPL was directed to perform a detailed examination of our existing LTIP program and provide suggested modifications based on market and best practices. With FPL’s assistance, the Compensation Committee established the 2014 LTIP as one component of our compensation packages in order to provide long-term incentives to select participants who include each of our NEOs and certain other key employees of EdR.

The 2014 LTIP is structured similar to the previous LTIP plans in that it contains a mixture of time-vesting restricted stock and performance-vesting awards based on a three-year performance period. However, as a result of the analysis provided by FPL of other long-term incentive plans used by companies in our peer group, the Compensation Committee revised various components in the 2014 LTIP in comparison to the previous plans, including decreasing the percentage of a participant’s award that consists of time-vesting restricted stock and increasing the percentage of performance-vesting equity awards compared to EdR’s prior LTIPs.

The purposes of EdR’s LTIP program is to attract, motivate and retain the participants and to promote the long-term growth and profitability of EdR. Awards under the 2014 LTIP consist of a mixture of time-vested restricted stock (25%) and performance-vested equity awards (75%). The Compensation Committee believes that time-vesting restricted stock supports the goal of the participants having an ownership position in EdR while encouraging their long-term retention and that performance-vesting RSUs provide increased incentive to achieve identified performance goals over the long term.

Time-Vesting Restricted Stock. Twenty-five percent (25%) of a participant’s award consists of a grant of restricted shares of EdR’s common stock (“restricted stock”). The restricted stock vests in equal annual installments on each of the first three anniversaries of the date of grant as long as a participant is an employee of EdR on the applicable vesting date. The restricted stock is entitled to voting and dividend rights from the effective date of the grant but is not transferable by a participant until such shares have vested in accordance with the terms of such participant’s Restricted Stock Award Agreement.

In the event of a “change of control” of EdR, a termination of a participant’s employment by EdR without “cause” or a termination of employment by a participant for “good reason”, all unvested shares of restricted stock will accelerate and be fully vested and delivered to such participant. Unvested shares of restricted stock will also vest in the event of termination of a participant’s employment due to death or disability. A more detailed description of the vesting of shares of restricted stock upon a change in control of EdR or in connection with a termination of employment is provided under the caption “Potential Payments upon Termination or Change in Control” below.

The table below shows the number of time-vesting restricted shares awarded to our NEOs pursuant to the 2014 LTIP:

NEO	Time-Vested Restricted Stock (Shares)
Randy Churchey	10,478
Thomas Trubiana	5,905
Edwin B. Brewer, Jr.	1,200	(1)
Christine Richards	1,889
J. Drew Koester	614
Randall H. Brown	2,173	(2)
(1) Mr. Brewer joined EdR in August 2014 as Executive Vice President and Chief Financial Officer. In accordance with Mr. Brewer's employment agreement, he was granted 1,200 shares of time-vested restricted stock under the 2014 LTIP.
(2) Mr. Brown resigned, effective as of June 30, 2014, and at that time in accordance with his separation agreement, all unvested restricted stock became fully vested and were delivered to Mr. Brown.

Performance-Vesting Equity Awards. The remaining seventy-five percent (75%) of a participant’s 2014 LTIP award consists of a grant of performance-vesting equity awards in RSUs that will vest at the end of the three-year performance period on December 31, 2016, based upon EdR’s achievement of TSR (at specified “threshold”, “target” or “maximum” performance levels). For the 2014 LTIP, the vesting of RSUs is based upon the Company’s achievement of TSR, in relation to (i) for 50% of the RSUs, the percentile rank of EdR's TSR compared to the TSR of the asset-based peer group, and (ii) for the remaining 50% of the RSUs, the TSR of the NAREIT Equity Index over the three-year performance period, ending December 31, 2016.

At the end of the three-year performance period ending December 31, 2016, the Compensation Committee will determine the level and to what extent (i.e., “threshold”, “target” or “maximum”) each performance goal (i.e., EdR’s performance vs. the peer group and EdR’s performance vs. the NAREIT Equity Index) was met. The RSUs will be converted into fully vested shares of common stock based upon EdR’s achievement of “threshold,” “target” or “maximum” performance under each performance goal, as set forth below. For all RSUs granted under our LTIPs, linear interpolation shall apply to the extent performance falls between two payment levels.

	Threshold Performance	Target Performance	Maximum Performance
Goal Based on Asset-Based Peer Group (50% of Award)	Company’s TSR is equal to or exceeds 40th percentile of the TSR of peer group	Company’s TSR is equal to or exceeds 60th percentile of the TSR of peer group	Company’s TSR is equal to or exceeds 80th percentile of the TSR of peer group

Goal Based on NAREIT Equity Index (50% of Award)	Company’s TSR is 100 basis points below TSR of NAREIT Equity Index	Company’s TSR is 100 basis points above TSR of NAREIT Equity Index	Company’s TSR is 300 basis points above TSR of NAREIT Equity Index

None of a participant’s RSUs will convert into fully vested shares of common stock with respect to a performance goal if the Company’s performance at the end of the performance period with respect to such goal is below the threshold performance level for such goal. However, the RSUs can be converted into fully vested shares of common stock with respect to one performance goal based on the Company’s meeting threshold performance with respect to that performance goal, even if the Company does not meet threshold performance with respect to the other performance goal. For example, if at the end of the performance period the Company’s TSR is less than the 40th percentile of the TSR of the peer group but it exceeds the TSR of the NAREIT Equity Index by 100 basis points, then 50% of the participant’s RSUs would vest based on “target” performance under the NAREIT Equity Index performance goal and the remaining 50% of the award would be forfeited because the Company did not meet threshold performance with respect to the peer group performance goal.

Termination of a participant’s employment prior to the end of the performance period will result in the forfeiture of the RSUs by such participant; provided, however, that, if a participant’s employment is terminated prior to the end of the performance period as a result of such participant’s death or disability, the Compensation Committee will determine the percentage of the participant’s RSU that will convert into fully-vested shares of common stock by (i) applying the performance criteria set forth in the 2014 LTIP using the effective date of the disability or the date of death, as applicable, and appropriately and proportionately adjusting the performance criteria for such shortened Performance Period (if necessary) and (ii) multiplying the number of shares of common stock so determined by 0.3333, 0.6667 or 1.0 if the death or disability occurs in 2014, 2015 or 2016, respectively.

If a change of control occurs prior to the end of the performance period, the Compensation Committee will determine the percentage of the participant’s RSU that will convert into fully vested shares of common stock by (i) applying the performance criteria set forth in the 2014 LTIP using the effective date of the change of control at the end of the performance period, and by proportionately adjusting the performance criteria for such shortened performance period (if necessary), and (ii) multiplying the number of shares of common stock so determined by 0.3333, 0.6667 or 1 if the change of control occurs in 2014, 2015 or 2016, respectively.

The number of RSUs ultimately awarded is determined by dividing the dollar value of the award achieved by the per unit fair value of an RSU. Fair value is calculated by a third-party valuation consultant using the Monte Carlo simulation to determine the effects of volatility, interest rates and dividends over a defined period of time and the appropriate discount rate to be appliced to the actual grant date share price.

The table below shows the number of RSUs each NEO is eligible to receive if the “threshold”, “target” and “maximum” performance levels are achieved in both performance categories (e.g., peer group and NAREIT Equity Index) pursuant to the 2014 LTIP.

Note that all shares, units and RSUs, along with any per share amounts, have been retrospectively updated as a result of a 1-for-3 reverse stock split effected by the Board of Directors on December 1, 2014.

	Performance-Vested Equity Awards
	Threshold Performance (1)		Target Performance (2)		Maximum Performance (3)
NEO	RSUs	Amount(4)	RSUs	Amount(4)	RSUs	Amount(4)
Randy Churchey	21,660	$415,875	43,320	$831,750	64,980	$1,247,625
Thomas Trubiana	12,207	$234,375	24,414	$468,750	36,621	$703,125
Christine Richards	3,906	$75,000	7,812	$150,000	11,718	$225,000
J. Drew Koester	1,269	$24,375	2,539	$48,750	3,808	$73,125
Randall H. Brown(5)	4,492	$86,250	8,984	$172,500	13,476	$258,750
(1) 75% of Participant’s long-term incentive target x 0.5.
(2) 75% of Participant’s long-term incentive target.
(3) 75% of Participant’s long-term incentive target x 1.5.
(4) The amounts reported in the “Amount” columns show the grant date fair value, computed in accordance with ASC 718, of the RSUs granted pursuant to the 2014 LTIP. Refer to Note 9, “Incentive Plans,” to the consolidated audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for a discussion of the relevant assumptions used to determine the grant date fair value of these awards. The value of the RSUs was determined based on a fair value of $19.20 per RSU.
(5) Mr. Brown resigned from the Company, effective as of June 30, 2014 and, at that time, all performance-vested equity awards were forfeited.

Deferred Compensation Plan

On August 31, 2011, the Board of Directors approved the Education Realty Trust Deferred Compensation Plan, a nonqualified deferred compensation plan (“deferred compensation plan”). The deferred compensation plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Employees who are eligible to participate in the deferred compensation plan may defer the receipt of up to 15% of their annual compensation by contributing such amounts to their accounts in the deferred compensation plan. The deferred compensation plan also permits EdR to make matching contributions and discretionary employer contributions. All contributions by EdR are subject to a vesting schedule, which provides for vesting over a three-year period.

Retirement Plans

We match contributions made by our NEOs to our 401(k) plan up to the maximum amount permitted under the Code.

Other Plans, Perquisites and Personal Benefits

Each of our NEOs is eligible to participate in all of EdR’s additional compensatory and benefit plans on the same basis as other employees of EdR, except that LTIP participants are not permitted to participate in the employee discount stock purchase plan. We do not, however, provide our NEOs with any perquisites or personal benefits.

Employment Agreements

During 2013 and 2014, each of our NEOs, other than Mr. Churchey, entered into new executive employment agreements which are substantially similar to the executive employment agreements that governed each of our NEOs during 2012 or 2013, as applicable. Effective as of January 1, 2013, Mr. Trubiana entered into a new executive employment agreement with a term of three years. Effective January 1, 2014, Messrs. Brown and Koester and Ms. Richards entered into new employment agreements with terms of three years. Effective August 5, 2014, Mr. Brewer entered into an employment agreement with a term of three years and five months. The employment agreements with Messrs. Brewer, Brown, Trubiana and Koester and Ms. Richards are substantially similar to the executive employment agreement that governed Mr. Trubiana during 2012 and Messrs. Brown and Koester and Ms. Richards during 2013, except that the agreements revise the payment obligations of the Company upon a “change of control,” discussed under the caption “Potential Payments Upon Termination or Change in Control” below.

Except for Mr. Churchey’s employment agreement, which has a rolling three-year term, and Mr. Brewer's employment agreement, which has a term of three years and five months, the employment agreements provide for a three-year term. Additionally, the employment agreements provide for (i) an annual base salary to be adjusted annually at the discretion of the Compensation Committee; (ii) eligibility for annual incentive compensation under the Annual Incentive Plan; and (iii) participation in other compensatory and benefit plans of EdR that are available to all employees, except as noted above with regard to the employee stock purchase plan.

The employment agreements also permit us to terminate the NEO’s employment for or without “cause.” In addition, either prior to or after a “change of control” of EdR, each NEO has the right under his or her employment agreement to resign for “good reason.” The benefits that could be received by each NEO upon termination of his or her employment and the definitions of “change of control,” “cause” and “good reason” are described in more detail under the caption “Potential Payments Upon Termination or Change in Control” below.

Each of the employment agreements further provides that the NEO agrees not to compete with us, individually or on behalf of any person or entity engaged in the business of owning and managing off-campus collegiate housing communities, providing third-party management services for collegiate housing communities or providing third-party development consulting services for collegiate housing communities. Each NEO also agrees that he or she will not solicit, directly or indirectly, any of our customers for the purpose of providing any goods or services in competition with us and will not solicit, recruit or induce, directly or indirectly, any of our employees to terminate their relationship with us or work for any other person or entity competitive with us. Each NEO also agrees not to use or disclose any of our trade secrets for so long as the information constitutes a trade secret and not to use or disclose any of our confidential information.

Elements of Post-Termination Compensation

Under certain circumstances, the employment agreements, the LTIPs and certain incentive compensation awards provide for benefits upon termination of an NEO’s employment with or a change of control in EdR. A detailed discussion of post-termination payments in the employment agreements, the LTIPs and the incentive compensation awards is provided under the caption “Potential Payments upon Termination or Change in Control” below.

Analysis of Risk in Compensation Program

The structure of EdR’s compensation program is designed to discourage our NEOs from engaging in unnecessary and excessive risk taking. The attention of our NEOs is to be focused on financial and operating results in the near term and the creation of stockholder value over the long term. Our Compensation Committee and Board of Directors considered the current risk profile of EdR’s compensation program and noted numerous ways in which risk is effectively managed or mitigated, including the balanced mix of the elements that comprise our NEO compensation packages, the use of varied performance metrics in our Annual Incentive Plan and long-term incentive plans and the ability of the Compensation Committee to employ discretion when awarding annual and long-term incentive compensation. Accordingly, we believe that EdR’s compensation program (i) promotes behavior that is focused on the achievement of financial and operating metrics and supports sustainable value creation for our stockholders and (ii) is not reasonably likely to have a material adverse effect on EdR.

Impact of Regulatory Requirements

Deductibility of Executive Compensation

Section 162(m) of the Code imposes an annual limit of $1,000,000 on the tax deduction that is available to public companies for compensation paid to each of the Chief Executive Officer and the other three most highly compensated executive officers, other than the Chief Financial Officer, unless the compensation is performance-based. Compensation paid to these executive officers in excess of $1,000,000 that is not performance-based cannot be claimed by a public company as a tax deduction. Our Compensation Committee believes that it is appropriate to consider the $1,000,000 limit on the deductibility of NEO compensation and to generally seek to qualify our incentive compensation awards as performance-based compensation which is excluded from the $1,000,000 limit. However, to maintain flexibility in compensating our executives, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the committee believes that such payments are appropriate.

Accounting for Stock-Based Compensation

EdR accounts for stock-based compensation in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“ASC 718”).

2015 Compensation Actions

Increase in NEO Base Salaries

In setting compensation packages for 2015, effective as of January 1, 2015, the Compensation Committee approved salary increases for Messrs. Churchey and Trubiana, Ms. Richards and Mr. Koester and set base salaries for Messrs. Churchey and Trubiana, Ms. Richards and Mr. Koester in the respective amounts of $529,000, $355,350, $285,000 and $183,955. Mr. Brewer's 2015 base salary remained at $285,000.

2015 Long-Term Equity Incentive Compensation

On February 4, 2015, the Compensation Committee approved the structure for the 2015 Long-Term Incentive Plan (the “2015 LTIP”).

The 2015 LTIP mainly differs in two respects from the prior plans. The participants have elected to receive LTIP Units in the Operating Partnership instead of time restricted stock or RSUs; and the performance criteria for the performance based award has been revamped to measure the company’s performance based on a mixture of objective internal achievement and relative performance against its industry peers and other REITs.

The 2015 LTIP provides that 25% of a participant’s award consists of a time-vested grant LTIP Units subject to the rights, preferences and other privileges as designated in the partnership agreement of the Operating Partnership (the “Partnership Agreement”). Similar to the treatment of restricted stock under the 2014 LTIP, the time-vested LTIP Units vest over a three-year period and are valued for award purposes at a value equal to the price of the company’s stock on the grant date. The time-vested LTIP Units are entitled to voting and distribution rights from the effective date of the grant in accordance with the Partnership Agreement, but are non-transferable and non-convertible until fully vested.

The remaining 75% of a participant’s award consists of a grant of performance-based LTIP Units. Similar to the 2014 LTIP, the vesting of performance-based LTIP Units is dependent upon the Company’s achievement, over a three-year period, of the performance criteria approved by the Compensation Committee, with a minimum, threshold and maximum performance standard for each performance criterion. The grant date value of the LTIP Units is adjusted by a Fair Value determination by a third party valuation consultant, to the extent applicable. The performance-based LTIP Units are entitled to voting and distribution rights from the effective date of the grant in accordance with the Partnership Agreement, but are non-transferable and non-convertible until fully vested. After the determination of the achievement of the performance criteria, any performance-based LTIP Units that were awarded but did not become vested LTIP Units are cancelled.

The vesting of LTIP Units for the performance based portion of the award is calculated based upon the Company’s achievement of six performance objectives (the “Performance Objectives”) over a three-year period. Each Performance Objective will have specific targets for minimum achievement equaling 50%, target achievement equaling 100% and maximum achievement equaling 150%, with interpolation between each target level. The Performance Objectives are as follows:

1.	for 20% of the award, the dollar amount of the Company’s new development deliveries and aggregate operating performance;

2.	for 20% of the award, the total asset growth of the Company;

3.	for 20% of the award, the Company’s annual Funds From Operations per share/unit at the end of 2017, the final year of the plan;

4.	for 10% of the award, the Company’s TSR compared to its peer group;

5.	for 10% of the award, the Company’s TSR compared to the NAREIT Index; and

6.	for 20% of the award, the absolute TSR of the Company.

Once fully vested, the LTIP Units may be converted to Class A Units in the Operating Partnership and thereafter into shares of the company’s stock or cash in accordance with the terms of the Partnership Agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following non-employee directors are the current members of the Compensation Committee of the Board of Directors: Messrs. Barrow, Cahill and Silver and Dr. Ford, none of whom have ever been employees of EdR. During 2014, none of EdR’s executive officers served as a director or member of the Compensation Committee of any other entity whose executive officers served on EdR’s Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the information contained in the Compensation Discussion and Analysis section of this Proxy Statement and recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and EdR’s Annual Report.

Submitted by the Compensation Committee
of the Board of Directors:

William J. Cahill, III (Chairman)
Monte J. Barrow
John L. Ford
Howard A. Silver

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Securities Act and/or Exchange Act.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain summary information for the years 2014, 2013 and 2012 with respect to the compensation awarded to and earned by our NEOs.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Randy Churchey Chairman of the Board and Chief Executive Officer	2014	$504,000	$25,000	$1,108,998	$616,896	$41,865	$2,296,759
	2013	480,000	—	572,134	469,800	45,444	1,567,378
	2012	475,000	—	563,496	459,563	51,208	1,549,267
Thomas Trubiana President	2014	345,000	22,000	624,996	375,705	19,084	1,386,785
	2013	330,000	—	408,665	318,450	22,391	1,079,506
	2012	300,000	—	321,999	286,500	22,072	930,571
Edwin B. Brewer, Jr. Executive Vice President, Chief Financial Officer and Treasurer	2014	116,740	100,000	38,232	—	432	255,404
Christine Richards Executive Vice President and Chief Operating Officer	2014	220,000	10,000	200,001	235,400	10,905	676,306
	2013	200,000	—	147,118	139,500	11,816	498,434
	2012	200,000	—	144,904	102,750	13,334	460,988
J. Drew Koester Senior Vice President and Chief Accounting Officer	2014	178,602	23,900	64,996	86,623	5,313	359,434
	2013	173,400	—	49,040	79,331	5,571	307,342
	2012	170,000	—	48,301	65,875	5,828	290,004
Randall H. Brown(5) Former Executive Vice President, Chief Financial Officer and Treasurer	2014	141,834	—	229,998	—	150,389	522,221
	2013	275,000	—	179,818	239,250	14,894	708,962
	2012	270,000	—	177,105	213,300	16,377	676,782

(1)
The amounts listed in this column represent cash bonuses earned by the NEO during the fiscal year covered. For Mr. Brewer, such amount relates specifically to a guaranteed first year bonus as set forth in his employment agreement.

(2) The amounts listed in this column represent the grant date fair value of awards of restricted stock and RSUs (for 2013 and 2014) and restricted stock and performance based awards (for 2012), as computed under ASC 718 granted during the fiscal year indicated. For Performance Awards and RSUs, grant date fair value is calculated based on the probable outcome of the performance result for each of the performance periods, excluding the effect of estimated forfeitures. Refer to Note 9, “Incentive Plans,” to the consolidated audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for a discussion of the relevant assumptions used to determine the grant date fair value of these awards. These amounts do not necessarily reflect the actual amounts that were paid to, or may be realized by, the NEOs for any of the fiscal years reflected.
(3) The amounts listed in this column for 2014 reflect the dollar amount paid to our NEOs pursuant to the Annual Incentive Plan related to fiscal 2014. For more information regarding payments made to our NEOs under the Annual Incentive Plan, see the discussion and table under the caption “Compensation Discussion and Analysis – Elements of EdR’s Compensation Program – 2014 Annual Incentive Compensation” above.
(4) The amounts listed in this column reflect, for each NEO, the sum of (i) the amounts contributed by EdR to our 401(k) Retirement Savings Plan and Deferred Compensation Plan, (ii) the dollar value of dividends on unvested restricted shares of common stock and (iii) amounts paid to the NEO for severance and accrued vacation upon separation. Listed in the table below are the dollar values of the amounts reported in this column for 2014.
(5) Mr. Brown resigned from the Company, effective as of June 30, 2014.

The following table shows the details of all other compensation earned during 2014:

NEO	Company Match in 401(k) and Deferred Compensation Plan ($)	Dividends on Unvested Restricted Shares ($)	Severance ($)	Vacation Payout ($)	Total All Other Compensation
Randy Churchey	8,750	33,115	—	—	41,865
Thomas Trubiana	3,472	15,612	—	—	19,084
Edwin B. Brewer, Jr.	—	432	—	—	432
Christine Richards	5,393	5,512	—	—	10,905
J. Drew Koester	3,497	1,816	—	—	5,313
Randall H. Brown(1)	6,067	3,132	129,834	11,356	150,389
(1) Mr. Brown resigned from the Company, effective as of June 30, 2014.

Supplemental Compensation Table

To supplement the SEC-required disclosure in the Summary Compensation Table set forth above, we have included the additional table below, which shows “Total Realized Compensation” representing the total compensation realized by each NEO in each of the years shown. Total compensation as calculated under SEC rules and, as shown in the Summary Compensation Table, includes several items that are driven by accounting and actuarial assumptions, which are not necessarily reflective of compensation actually realized by each of the NEOs in a particular year.

NEO	Year	Total Realized Compensation(1)
Randy Churchey	2014	$2,242,543
	2013	$1,559,494
	2012	$2,238,209
Thomas Trubiana	2014	$1,381,394
	2013	$934,953
	2012	$1,285,003
Edwin B. Brewer, Jr.(2)	2014	$116,740
Christine Richards	2014	$817,082
	2013	$506,548
	2012	$757,157
J. Drew Koester	2014	$334,576
	2013	$293,057
	2012	$354,075
Randall H. Brown(2)	2014	$431,174
	2013	$669,158
	2012	$920,803
(1) Amounts reported as Total Realized Compensation differ substantially from the amounts determined under SEC rules as reported in the Total column of the Summary Compensation Table. Total Realized Compensation is not a substitute for the total compensation as shown above in the “Total” column in the Summary Compensation Table. The Supplemental Table does not include all items required to be included as compensation in the Summary Compensation Table. Total Realized Compensation consists solely of (a) the actual salary paid for the indicated year, (b) the annual incentive cash bonus (as reported under the non-equity incentive compensation plan column), and (c) the market value of shares vested during the applicable year on the vesting date. For more information on total compensation as shown above in the “Total” column in the Summary Compensation Table under the SEC rules, see the notes accompanying the Summary Compensation Table and the section “– Narrative to Summary Compensation Table and Grants of Plan-Based Awards” below.
(2) Mr. Brown resigned from EdR, effective as of June 30, 2014. Mr. Brewer joined EdR as Executive Vice President and Chief Financial Officer on August 5, 2014. For both individuals, 2014 represents compensation earned during their partial years of employment.

Grants of Plan-Based Awards

The following table summarizes grants of plan-based awards made to our NEOs in 2014.

Name		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Randy Churchey
	2/4/2014	302,400	604,800	907,200
1/1/2014	11/5/2013							10,478	277,248
1/1/2014	11/5/2013				21,660	43,320	64,980		831,744
Thomas Trubiana
	2/4/2014	189,750	379,500	569,250
1/1/2014	11/5/2013							5,905	156,246
1/1/2014	11/5/2013				12,207	24,414	36,621		468,749
Edwin B. Brewer, Jr.(5)
8/5/2014	—							1,200	38,232
Christine Richards
	2/4/2014	110,000	220,000	330,000
1/1/2014	11/5/2013							1,889	49,983
1/1/2014	11/5/2013				3,906	7,812	11,718		149,990
J. Drew Koester
	2/4/2014	44,651	89,301	133,952
1/1/2014	11/5/2013							614	16,246
1/1/2014	11/5/2013				1,269	2,539	3,808		48,749
Randall H. Brown(5)
	2/4/2014	135,730	271,459	407,189
1/1/2014	11/5/2013							2,173	57,498
1/1/2014	11/5/2013				4,492	8,984	13,476		172,493
(1) The amounts reported in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column represent the “threshold”, “target” and “maximum” payouts to the NEOs pursuant to EdR’s Annual Incentive Plan. NEOs qualify for the (i) “threshold” amount if EdR meets 80% of its budget for Core FFO and individual NEOs meet 50% of their performance goals; (ii) “target” amount if EdR meets 100% of its budget for Core FFO and individual NEOs meet 100% of their performance goals; and (iii) “maximum” amount if EdR meets 120% of its budget for Core FFO and individual NEOs meet 150% of their performance goals. See, “Compensation Discussion & Analysis – Elements of EdR’s Compensation Program – 2014 Annual Incentive Compensation” above.
(2) The amounts reported in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column represent the “threshold”, “target” and “maximum” RSUs granted to the NEOs pursuant to the 2014 LTIP. The vesting of such RSUs is based upon the percentile rank of EdR’s TSR compared to the TSR of the peer group and the TSR of the NAREIT Equity Index over the three-year performance period ending December 31, 2016. See, “Compensation Discussion and Analysis – Elements of EdR’s Compensation Program – 2014 Long-Term Incentive Compensation” above.
(3) The amounts reported in the “All Other Stock Awards: Number of Shares of Stock” column represent the number of shares of restricted common stock granted to the NEOs pursuant to EdR’s 2014 LTIP. The shares of restricted stock vest ratably over a period of three years on each anniversary date of the grant date as long as the respective NEO is employed by EdR on such vesting date. See “Compensation Discussion & Analysis – Elements of EdR’s Compensation Program – 2014 Long-Term Incentive Compensation” above.
(4) The amounts reported in the “Grant Date Fair Value of Stock Awards” column show the aggregate grant date fair value, computed in accordance with ASC 718, of the restricted stock awards and RSUs granted pursuant to the 2014 LTIP. Refer to Note 9, “Incentive Plans,” to the consolidated audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for a discussion of the relevant assumptions used to determine the grant date fair value of these awards.
(5) Mr. Brown resigned from the Company, effective as of June 30, 2014. Mr. Brewer joined the Company on August 4, 2015. For both individuals, the table summarizes awards earned during their partial years of employment.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

The following discussion should be read in conjunction with (i) the “Summary Compensation Table” and the “Grants of Plan-Based Awards Table” as well as the footnotes to such tables and (ii) the disclosure under the caption “Compensation Discussion and Analysis” above.

Employment Agreements

During 2014, the employment of each of our NEOs was governed by an executive employment agreement. We have summarized the material terms of these executive employment agreements under the caption “Compensation Discussion and Analysis – Employment Agreements” above and “Potential Payments Upon Termination or Change in Control” below.

Equity Awards

The equity awards granted to our NEOs during 2014 that appear in the tables above were granted pursuant to the 2014 LTIP, which is described in detail in the Compensation Discussion and Analysis section under the caption “Elements of EdR’s Compensation Program – 2014 Long-Term Incentive Compensation.” Shares granted under the 2014 LTIP were granted pursuant to the Omnibus Equity Incentive Plan. The Omnibus Equity Incentive Plan was approved by our Board of Directors on February 17, 2011 and by our stockholders on May 4, 2011. The Omnibus Equity Incentive Plan became effective as of January 1, 2011. The Omnibus Equity Incentive Plan provides for the grant of stock options, RSUs, restricted stock, stock appreciation rights, and other stock-based incentive awards to our key officers, employees and directors providing services to us and our subsidiaries. The Omnibus Equity Incentive Plan replaced the Education Realty Trust, Inc. 2004 Incentive Plan (the “2004 Plan”) in its entirety and initially authorized the grant of the 105,000 shares that remained available for grant under the 2004 Plan as well as 1,049,167 additional shares (for a total of 1,154,167 shares reserved under the Omnibus Equity Incentive Plan). Any key officer, employee or director is eligible to be a designated participant, and the Omnibus Equity Incentive Plan is administered by a committee composed of at least two non-employee directors. The number of shares reserved under the Omnibus Equity Incentive Plan is also subject to any adjustments for changes in our capital structure, including share splits, dividends and recapitalizations. As of December 31, 2014, there were 751,920 shares available for issuance under the Omnibus Equity Incentive Plan. EdR intends that the incentive awards issued under the Omnibus Equity Incentive Plan will all be considered performance-based and therefore fully tax-deductible by EdR without regard to the limitation on deductibility imposed by Section 162(m) of the Code. Option repricing is expressly prohibited by the terms of the Omnibus Equity Incentive Plan, without stockholder approval.

Compensation Mix

As discussed in more detail in the section of this Proxy Statement entitled “Compensation Discussion and Analysis – Elements of EdR’s Compensation Program” above, in 2014, EdR’s compensation program was comprised of the following three elements: (i) base salary, (ii) annual incentive compensation and (iii) long-term equity incentive compensation. Although it does not allocate a fixed percentage of the NEO compensation packages to each of these elements, the Compensation Committee does seek to achieve an appropriate balance among these elements to incentivize our NEOs to focus on financial and operating results in the near term and the creation of stockholder value over the long term.

The table entitled “2014 Compensation Mix” in the “Compensation Discussion and Analysis – Elements of EdR’s Compensation Program” section above illustrates the mix of salary, annual incentive compensation and long-term incentive compensation for our 2014 NEO compensation program.

Outstanding Equity Awards at Fiscal Year End

The following table provides information on the NEOs’ outstanding equity awards as of December 31, 2014. The equity awards reported as Stock Awards consist of restricted stock and RSU awards.

		Stock Awards
NEO	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Randy Churchey	1/1/2014	10,478	(2)	383,390	—		—
	1/1/2014	—		—	64,980	(7)	2,377,618	(1)
	1/1/2013	5,117	(2)	187,231	—		—
	1/1/2013	—		—	21,381	(4)	782,331	(1)
	1/1/2012	3,068	(2)	112,258	—		—
	1/1/2012	—		—	5,739	(3)	210,000	(5)
	1/12/2010	3,334	(6)	121,991	—		—
Thomas Trubiana	1/1/2014	5,905	(2)	216,064	—		—
	1/1/2014	—		—	36,621	(7)	1,339,962	(1)
	1/1/2013	3,655	(2)	133,736	—		—
	1/1/2013	—		—	15,272	(4)	558,802	(1)
	1/1/2012	1,753	(2)	64,142	—		—
	1/1/2012	—		—	3,280	(3)	120,000	(5)
Edwin B. Brewer, Jr.(8)	8/5/2014	1,200	(2)	43,908	—		—
Christine Richards	1/1/2014	1,889	(2)	69,119	—		—
	1/1/2014	—		—	11,718	(7)	428,762	(1)
	1/1/2013	1,315	(2)	48,116	—		—
	1/1/2013	—		—	5,498	(4)	201,172	(1)
	1/1/2012	789	(2)	28,870	—		—
	1/1/2012	—		—	1,476	(3)	54,000	(5)
J. Drew Koester	1/1/2014	614	(2)	22,466	—		—
	1/1/2014	—		—	3,808	(7)	139,335	(1)
	1/1/2013	439	(2)	16,063	—		—
	1/1/2013	—		—	1,832	(4)	67,033	(1)
	1/1/2012	263	(2)	9,623	—		—
	1/1/2012	—		—	410	(3)	15,000	(5)
(1) Market value reflects the number of restricted shares or RSUs multiplied by $36.59 per share, which was the closing price of our common stock on December 31, 2014.
(2) Represents shares of restricted stock granted to the respective NEO pursuant to the 2012, 2013 and 2014 LTIPs, which vest ratably over a period of three years on the anniversary dates of the grant date as long as the NEO is employed by EdR on each such vesting date.
(3) Represents the number of shares of common stock underlying Performance Awards that would be issued to the respective NEO pursuant to the 2012 LTIP assuming threshold performance. Performance Awards under the 2012 LTIP are denominated in cash but settled in fully vested shares of common stock at the end of the three-year performance period. The number of shares was calculated by dividing the threshold Performance Award dollar amount by the closing price per share of EdR’s common stock on December 31, 2014, which was $36.59. Shares of common stock vested and were issued to the NEOs on January 1, 2015, based on performance levels between the Threshold and Target levels.
(4) Represents the number of shares of common stock underlying RSUs that would be issued to the respective NEO pursuant to the 2013 LTIP assuming maximum performance. Shares underlying these RSUs will vest, if at all, on January 1, 2016.
(5) Represents the payout value of Performance Awards granted pursuant to the 2012 LTIP, which are denominated in cash but settled in fully vested shares of common stock at the end of the three-year performance period, assuming threshold performance. Shares representing these Performance Awards vested at the end of the performance period, December 31, 2014. Common shares were issued to the NEOs on January 1, 2015, based on performance levels between the Threshold and Target levels.

(6) Represents shares of restricted common stock, granted as an inducement material to Mr. Churchey’s employment with EdR in accordance with Section 303A.08 of the NYSE Listed Company Manual and which vest ratably over a period of five years on the anniversary dates of the grant date as long as Mr. Churchey is employed by EdR on each such vesting date.
(7) Represents the number of shares of common stock underlying RSUs that would be issued to the respective NEO pursuant to the 2014 LTIP assuming maximum performance. Shares underlying these RSUs will vest, if at all, on December 31, 2016.
(8) Mr. Brewer was appointed Executive Vice President and Chief Financial Officer on August 5, 2014. Our former Executive Vice President and Chief Financial Officer, Mr. Brown, resigned, effective as of June 30, 2014. At that time, all unvested restricted stock became fully vested and common shares were delivered to Mr. Brown. All unvested performance awards and RSUs were forfeited.

2014 Option Exercises and Stock Vested

The following table summarizes the number of shares of common stock and the value of those shares that vested in 2014 for each of our NEOs.

	Stock Awards
NEO	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Randy Churchey	3,333	91,091	(1)
	11,182	295,876	(2)
Thomas Trubiana	7,469	197,630	(2)
Edwin B. Brewer, Jr.	—	—
Christine Richards	3,669	97,082	(2)
J. Drew Koester	871	23,047	(2)
Randall H. Brown	3,435	90,890	(2)
(1) Based upon EdR’s closing market price on January 10, 2014 of $27.33.
(2) Based upon EdR’s closing market price on December 31, 2013 of $26.46.

2014 Non-Qualified Deferred Compensation

The following table summarizes the contributions, earnings, withdrawals and aggregate balances with respect to the Education Realty Trust Deferred Compensation Plan for each of our NEOs in 2014.

NEO	Executive Contributions in Last Fiscal Year (1)	Registrant Contributions in Last Fiscal Year (2)	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
Randy Churchey	$1,000	$—	$4,472	$—	$55,309
Thomas Trubiana	—	—	—	—	—
Edwin B. Brewer, Jr.	—	—	—	—	—
Christine Richards	4,567	—	527	—	9,322
J. Drew Koester	—	—	—	—	—
Randall H. Brown(3)	40,480	5,885	—	—	184,283
(1) Amounts shown reflect the portion of the executive’s 2014 cash compensation deferred into our Deferred Compensation Plan. These amounts are also reported in the Summary Compensation Table.
(2) The amounts reported in this column are reported in the Summary Compensation Table under All Other Compensation.
(3) Mr. Brown resigned from the Company, effective as of June 30, 2014. The balance in Mr. Brown's deferred compensation plan was subsequently paid out during 2015.

The Deferred Compensation Plan is intended to provide certain highly compensated employees with a tax deferral opportunity for compensation paid by EdR.

The deferred amounts are not subject to income tax or income tax withholding when earned and deferred, but are fully taxable (and withheld appropriately) when distributed. The Deferred Compensation Plan is also intended to comply with the requirements of Section 409A of the Code.

The Deferred Compensation Plan allows our NEOs to defer a portion of their salary and cash bonuses, including performance based and non-performance based bonuses. However, the value of any incentive stock options, non-qualified stock options or any restricted stock awards granted to our NEOs are not eligible for deferral under the plan. The Deferred Compensation Plan also permits EdR to make discretionary matching contributions and discretionary employer contributions. All contributions by EdR are subject to a vesting schedule, which provides for vesting over a three-year period. Deferrals by participants from their cash compensation are always 100% vested. The election to defer compensation under the Deferred Compensation Plan is in addition to any deferral election made by the participant under our 401(k) Plan.

EdR does not provide a guaranteed rate of return on the deferrals to the Deferred Compensation Plan. This plan credits gains and losses based upon “deemed” investments chosen by the participants from a menu of mutual funds, indexes and similar investment alternatives. The investment alternatives offered under the Deferred Compensation Plan are the same investment alternatives offered under our 401(k) Plan. The performance of the mutual funds fluctuates with the conditions of the capital markets and the economy generally, and is affected by prevailing interest rates and credit risks.

The Deferred Compensation Plan provides for payment of deferred compensation and earnings thereon. Within certain limits, participants are allowed to make an election as to the timing for the distribution. Participants may elect to receive a distribution at the earlier of (i) a fixed payment date specified by the participant, (ii) following the participant’s separation from service with EdR or (iii) following a “change in control.” Participants may also receive a distribution in the event of a financial hardship under specific circumstances. All distributions are made in a lump sum.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

As described in more detail under the caption “Compensation Discussion and Analysis – Employment Agreements” above, during 2014, the employment of each of our NEOs was governed by an employment agreement. The employment agreements contain certain definitions and provisions that permitted us to terminate the NEO’s employment for or without “cause,” which is generally defined to mean that the NEO had:

•
continually failed to substantially perform, or been grossly negligent in the discharge of his or her duties to EdR (in any case, other than by reason of a disability, physical or mental illness or analogous condition);

•	been convicted of or pled nolo contendere to a felony or a misdemeanor with respect to which fraud or dishonesty is a material element; or

•	materially breached any material EdR policy or agreement with EdR.

In addition, either prior to or after a “change of control” of EdR, each NEO has the right under the employment agreement to resign for “good reason,” which is generally defined to include the following circumstances: (i) the NEO experienced a reduction in the NEO’s title, duties or responsibilities; (ii) the NEO experienced a reduction of 10% or more in the NEO’s annual base salary; (iii) the NEO experienced a reduction of 10% or more in the target amount of the NEO’s annual incentive compensation; or (iv) the NEO’s principal place of employment was relocated to a location more than fifty (50) miles from the NEO’s principal place of employment, except for required travel for EdR’s business to an extent substantially consistent with the NEO’s historical business travel obligations. In general terms, a “change of control” has occurred under the following circumstances: (i) certain changes in the composition of the directors serving on EdR’s Board of Directors; (ii) consummation of a merger or consolidation of EdR in which EdR’s securities represent less than 50% of the combined voting power of the surviving entity after the merger or consolidation; (iii) stockholder approval of a plan of complete liquidation or winding-up of EdR; or (iv) any transaction or series of transactions that the Board of Directors deems to constitute a change of control of EdR.

Each employment agreement provides that, if the respective NEO’s employment is terminated by us without cause or by the NEO for good reason prior to a change of control, then the NEO would be entitled to receive all (i) accrued but unpaid salary, bonus and vacation through the termination date and (ii) approved, but unreimbursed, business expenses, provided that a request for reimbursement is submitted in accordance with EdR’s policies and within five business days of the executive’s termination date. In addition, the respective NEO would be entitled to the following:

•
with respect to Mr. Churchey, (i) a separation payment equal to the sum of three times (3x) Mr. Churchey’s (A) then current base salary and (B) average bonus for the previous two years, with such separation payment being payable over a period of thirty-six months and (ii) premiums for COBRA continuation coverage for Mr. Churchey and his eligible dependents for a period of up to 18 months; and

•
with respect to Messrs. Brewer, Brown, Trubiana and Koester and Ms. Richards, (i) a separation payment equal to 12 months of such executive’s then current base salary, to be paid over a period of 12 months from the termination and (ii) a transition lump sum severance payment of $10,000.

Each employment agreement further provides that, if the NEO’s employment is terminated by us without “cause” or by the executive for “good reason” within 12 months after a change of control, then the NEO would be entitled to receive all (i) accrued but unpaid salary and bonus through the termination date and (ii) approved, but unreimbursed, business expenses provided that a request for reimbursement is submitted in accordance with EdR’s policies and within five business days of the executive’s termination date. In addition, the respective NEO would be entitled to the following:

•
with respect to Mr. Churchey, (i) a separation payment equal to two point ninety-nine times (2.99x) the sum of (A) Mr. Churchey’s then current base salary, and (B) his average bonus for the previous two years, to be paid on the sixtieth day following the termination date and (ii) premiums for COBRA continuation coverage for the executive and eligible dependents for a period of up to 18 months;

•
with respect to Mr. Trubiana, (i) a separation payment equal to two point ninety-nine times (2.99x) the sum of (A) Mr. Trubiana’s then current base salary, and (B) his average bonus for the previous two years and (ii) a transition lump sum severance payment of $10,000;

•
with respect to Mr. Brewer, (i) a separation payment equal to two times (2x) the sum of (A) Mr. Brewer's then current base salary and (B) his average bonus for the two years prior to the change of control and (ii) a transition lump sum severance payment of $10,000; and

•	with respect to Ms. Richards and Mr. Koester, (i) a separation payment equal to 12 months of the executive’s then current base salary and (ii) a transition lump sum severance payment of $10,000.

In the event that an NEO’s employment is terminated by death or disability, pursuant to the employment agreements, EdR would pay the NEO or the beneficiaries of such NEO’s estate the following: (i) with respect to Mr. Churchey, all his premiums for COBRA continuation coverage and his eligible dependents for a period of up to 18 months and (ii) with respect to Messrs. Brewer, Trubiana, Koester and Ms. Richards, a transition lump sum severance payment of $10,000. In addition, each NEO will receive all (i) accrued but unpaid salary; (ii) accrued but unpaid bonuses prorated to the date of the NEO’s death or disability; and (iii) approved, but unreimbursed, business expenses, provided that a request for reimbursement is submitted in accordance with EdR’s policies and within five business days of the NEO’s termination date.

Pursuant to the terms of the relevant LTIP and award agreements, in the event an NEO’s employment is terminated by the Company without “cause” by the NEO for “good reason,” or in connection with a change of control, then all unvested shares of restricted stock that are time-based awards will become fully vested shares of common stock.

Pursuant to the terms of the relevant LTIP and award agreements, if an NEO’s employment is terminated prior to the end of the performance period for any performance-based equity award, the award is forfeited and no payments will be made except as follows:

•
if employment is terminated in connection with death or disability, the Compensation Committee will determine the number of shares that are eligible to vest based on the Company’s performance at the time of termination and multiply the number of eligible shares by 0.3333 (if the event occurs in the first year of the performance period), 0.6667 (if the event occurs in the second year of the performance period) or 1.0 (if the event occurs in the third year of the performance period), or

•
if a change of control has occurred, the Compensation Committee will determine the number of shares that are eligible to vest based on the Company’s performance at the time of the change of control and multiply the number of eligible shares by 0.3333 (if the event occurs in the first year of the performance period), 0.6667 (if the event occurs in the second year of the performance period) or 1.0 (if the event occurs in the third year of the performance period).

In providing the estimated potential payments, we have made the following general assumptions in all circumstances where applicable:

•	The date of termination is December 31, 2014;

•	NEOs are entitled to the termination benefits provided for in their respective employment agreements;

•	The annual base salary at the time of termination is equal to the annual base salaries effective as of December 31, 2014;

•	Four weeks of vacation are unused, accrued and unpaid;

•	There is no earned but unpaid bonus for the prior year;

•	There is no earned and accrued but unpaid salary;

•	There is no unpaid reimbursement for expenses incurred prior to the date of termination;

•
The value of unvested shares of restricted stock that could vest upon a change in control under the 2004 Plan, the Omnibus Equity Incentive Plan and the 2012, 2013 and 2014 LTIPs are based upon EdR’s closing market price at December 31, 2014 of $36.59;

•
All unvested RSUs and Performance Awards as of December 31, 2014 are considered eligible to vest (assuming achievement of “target” performance), and the 2014 multiplier of 0.3333 (for RSUs under the 2014 LTIP) and 0.6667 (for Performance Awards under the 2013 LTIP) is used to determine the number of vested shares; and

•	Our cost for continued medical, prescription and dental benefits is constant over the benefit period.

		Before Change in Control	After Change in Control
NEO	Benefit	Termination without Cause or for Good Reason		Voluntary Termination	Death	Disability
Randy Churchey	Separation Payment	$3,142,044	$3,131,571	$—	$—	$—
	Lump Sum Severance	—	—	—	—	—
	Health Care Benefits Continuation	19,396	19,396	—	19,396	19,396
	Vacation	38,769	—	—	—	—
	Vesting of Stock Awards	804,870	2,100,578	—	2,100,578	2,100,578
Thomas Trubiana	Separation Payment	345,000	2,069,313	—	—	—
	Lump Sum Severance	10,000	10,000	—	10,000	10,000
	Health Care Benefits Continuation	—	—	—	—	—
	Vacation	26,538	—	—	—	—
	Vesting of Stock Awards	413,943	1,199,895	—	1,199,895	1,199,895
Edwin B. Brewer, Jr.	Separation Payment	116,740	233,480	—	—	—
	Lump Sum Severance	10,000	10,000	—	10,000	10,000
	Health Care Benefits Continuation	—	—	—	—	—
	Vacation	8,980	—	—	—	—
	Vesting of Stock Awards	43,908	43,908	—	43,908	43,908

		Before Change in Control	After Change in Control
NEO	Benefit	Termination without Cause or for Good Reason		Voluntary Termination	Death	Disability
Christine Richards	Separation Payment	220,000	220,000	—	—	—
	Lump Sum Severance	10,000	10,000	—	10,000	10,000
	Health Care Benefits Continuation	—	—	—	—	—
	Vacation	16,923	—	—	—	—
	Vesting of Stock Awards	146,104	438,743	—	438,743	438,743
J. Drew Koester	Separation Payment	178,602	178,602	—	—	—
	Lump Sum Severance	10,000	10,000	—	10,000	10,000
	Health Care Benefits Continuation	—	—	—	—	—
	Vacation	13,739	—	—	—	—
	Vesting of Stock Awards	48,152	138,892	—	138,892	138,892

Pursuant to the terms of a Separation Agreement and Release (the "Separation Agreement"), dated as of May 12, 2014, between Randall H. Brown and EdR, Mr. Brown resigned his employment as Chief Financial Officer of the Company, effective as of June 30, 2014 (the “Separation Date”). Mr. Brown’s resignation is not the result of any disagreement with the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices.

Mr. Brown and the Company agreed to treat Mr. Brown’s resignation as a termination by the Company without cause under the terms of Mr. Brown’s employment agreement with the Company, dated as of January 1, 2014. Beginning on August 2, 2014, Mr. Brown received the following benefits pursuant to the terms of the Separation Agreement"

•	payment of all accrued but unpaid wages through the Separation Date, based on Mr. Brown’s then current base salary;

•	a separation payment equal to 12 months of Mr. Brown’s then current base salary of $283,275, which will be paid over a period of 12 months in accordance with the Company’s regular payroll practices;

•	payment of all accrued and unpaid vacation through the Separation Date, based on Mr. Brown’s then current base salary;

•	payment of all approved, but unreimbursed, business expenses through the Separation Date;

•	payment of a lump sum of $10,000 in cash;

•	payment of all earned and accrued but unpaid bonuses; and

•
all 4,746 of Mr. Brown's unvested shares of time vested restricted stock under the Company’s LTIP, including accelerated vesting of 1/3 of the shares granted in 2012, 2/3 of the shares granted in 2013 and all of the time vested restricted stock granted in 2014.

EQUITY COMPENSATION PLAN INFORMATION

The table below presents information regarding compensation plans under which common stock may be issued to employees and non-employees as compensation under the Omnibus Equity Incentive Plan as of December 31, 2014.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	193,166	(1)	—	(2)	751,920	(3)
Equity compensation plans not approved by security holders	—		—		N/A	(4)
Total	193,166		—		751,920

(1)	Represents up to 193,166 shares of common stock subject to outstanding equity awards granted pursuant to our 2014 LTIP and 2013 LTIP.

(2)	Does not account for the potential 193,166 shares of common stock subject to outstanding restricted stock units granted pursuant to our 2014 LTIP and 2013 LTIP.

(3)
Includes 820,430 shares available for issuance under the Omnibus Equity Incentive Plan less 68,510 shares of common stock available for issuance under the Education Realty Trust, Inc. Employee Stock Purchase Plan.

(4)	Does not include 16,667 shares of restricted common stock which were granted to Mr. Churchey on January 12, 2010 pursuant to an inducement award.

2014 DIRECTOR COMPENSATION

For fiscal year 2014, each non-employee member of the Board of Directors was paid a $38,000 annual retainer fee. In addition, members of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Investment Oversight Committee received an annual cash retainer of $15,000, $5,000, $5,000, and $5,000 respectively. The Chairman of the Board of Directors was paid a $35,000 annual cash retainer, and each of the Chairmen of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Investment Oversight Committee received an annual cash retainer of $15,000, $7,500, $7,500, and $7,500, respectively. The lead independent director was paid an annual cash retainer of $7,500. The Compensation Committee also granted shares of common stock with a value of $60,000 to each non-employee director for 2014. Mr. Churchey and Mr. Trubiana do not receive any additional compensation for their service as a director.

The following table sets forth the total compensation received by each of our non-employee directors during 2014:

Name	Fees Earned or Paid in Cash (1)		Stock Awards (2)	Total
John V. Arabia	$36,000	(3)	$60,000	$96,000
Paul O. Bower(4)	73,000		60,000	133,000
Monte J. Barrow	70,500		60,000	130,500
William J. Cahill	55,500		60,000	115,500
John L. Ford	55,500		60,000	115,500
Howard A. Silver	70,500		60,000	130,500
Wendell W. Weakley	78,000		60,000	138,000

(1) This column represents annual director, committee, chairman and lead independent director retainer fees.
(2) This column represents the ASC 718 grant date fair market value for stock awards made in 2014. On May 21, 2014, each non-employee director received 1,912 shares of common stock pursuant to the Omnibus Equity Incentive Plan.
(3) Mr. Arabia joined the Board of Directors in March 2014; therefore, the annual retainer he received in cash during 2014 was prorated.
(4) Mr. Bower retired from the Board of Directors effective December 31, 2014.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in its oversight of EdR’s financial reporting process and implementation and maintenance of effective controls to prevent, deter and detect fraud by management. In addition, the Audit Committee is directly responsible for the appointment, compensation and oversight of EdR’s independent registered public accounting firm. Each of the members of the Audit Committee qualifies as an “independent” director in accordance with NYSE listing standards, SEC rules and our Corporate Governance Guidelines.

In overseeing the preparation of EdR’s financial statements, the Audit Committee met with both management and Deloitte & Touche LLP, EdR’s independent registered public accounting firm, to review and discuss the financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and Deloitte & Touche LLP.

The Audit Committee also is responsible for assisting the Board of Directors in the oversight of the qualification, independence and performance of EdR’s independent auditor. The Audit Committee regularly meets in separate, private executive sessions with certain members of senior management and Deloitte & Touche LLP. The Audit Committee has discussed with Deloitte & Touche LLP matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has received from Deloitte & Touche LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence. In addition, the Audit Committee has considered whether the provision of non-audit services, and the fees charged for such services, by Deloitte & Touche LLP are compatible with Deloitte & Touche LLP maintaining its independence from EdR.

Based upon the review and discussions referred to above, the Audit Committee recommended to EdR’s Board of Directors that EdR’s audited financial statements be included in EdR’s Annual Report for the fiscal year ended December 31, 2014. The Audit Committee has selected and the Board of Directors has approved the appointment of Deloitte & Touche LLP as EdR’s independent auditor.

Submitted by the Audit Committee
of the Board of Directors:

Wendell W. Weakley (Chairman)
Monte J. Barrow
Howard A. Silver

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Securities Act and/or Exchange Act.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed Deloitte & Touche LLP to serve as EdR’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The appointment of this firm was recommended to the Board of Directors by the Audit Committee, and the Board of Directors has further decided that management should submit the appointment of Deloitte & Touche LLP to the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited EdR’s financial statements since its inception in 2004. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

Audit and Non-Audit Fees

The following table presents the aggregate fees billed by Deloitte & Touche LLP for the two most recent fiscal years ended December 31, 2014 and 2013:

	2014	2013
Audit Fees (1)	$919,500	$1,077,588
Audit-Related Fees (2)	56,170	—
Tax Fees (3)	110,329	78,945
Total Fees	$1,085,999	$1,156,533

(1) Fees for audit services billed in fiscal 2014 and 2013 included the following (i) audits of our annual financial statements and the effectiveness of EdR’s internal controls over financial reporting and audits of all related financial statements required to be audited pursuant to regulatory filings; (ii) reviews of unaudited quarterly financial statements; and (iii) services related to the issuance of comfort letters, consents and other services related to SEC matters.
(2) Fees billed related to financial accounting, reporting consultations and advisory assistance with adoption of the Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission.
(3) Fees billed for tax compliance services and tax planning.

The Audit Committee has determined that the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining the independence of Deloitte & Touche LLP.

The Audit Committee is not bound by a vote either for or against Proposal 2. The Audit Committee will consider a vote against the firm by the stockholders in selecting our independent registered public accounting firm in the future. Even if the selection is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of EdR and its stockholders.

The Board of Directors recommends a vote “FOR” Proposal 2.

Pre-Approval Policies and Procedures

Pursuant to its Charter, the Audit Committee reviews and pre-approves audit and non-audit services performed by EdR’s independent registered public accounting firm as well as the fees charged for such services. The Audit Committee may not approve any service that individually or in the aggregate may impair, in the Audit Committee’s opinion, the independence of the independent registered public accounting firm. The Audit Committee may delegate to one or more designated committee members the authority to grant pre-approvals of audit and permitted non-audit services, provided that any decisions to pre-approve shall be presented to the full Audit Committee at its next scheduled meeting. For fiscal years 2014 and 2013, all of the audit and non-audit services provided by EdR’s independent registered public accounting firm were pre-approved by the Audit Committee in accordance with the Audit Committee Charter.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory basis, the compensation of our NEOs as set forth in this Proxy Statement. Specifically, this Proposal 3, commonly known as a “Say-On-Pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any particular form of compensation but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. A more detailed discussion regarding the compensation of our NEOs is provided under the captions “Compensation Discussion and Analysis” and “Executive Compensation” above.

Our compensation program is designed to (i) attract, motivate, and retain our NEOs, each of whom is critical to our success, through competitive pay practices, (ii) link a significant portion of the compensation of our NEOs to the achievement of EdR’s business plan and (iii) promote a pay-for-performance system that encourages and rewards successful execution of corporate initiatives. To ensure that the Company’s executive compensation program was structured accordingly, at the end of 2011 and 2013, the Compensation Committee engaged FPL as its independent compensation consultant to assist the committee in studying the Company’s executive compensation structure as well as those of the Company’s peer companies. To analyze the competiveness of the Company’s executive compensation program, the Compensation Committee utilized the analysis prepared by FPL, which compared compensation payable to EdR’s NEOs, individually and in the aggregate, to comparable positions within peer groups of public real estate companies. In consultation with FPL after the 2011 benchmarking study, the Compensation Committee determined to benchmark EdR’s compensation components against the 50th percentile of the corresponding metric for the size-based peer group and, because EdR’s size fell below the median size of the asset-based peer group, approximately between the 25th and 50th percentile of the corresponding metric for the asset-based peer group.

To achieve the compensation goals described above, the Compensation Committee implemented the following changes when setting the 2014 compensation packages:

•	increased base salaries for each NEO; and

•
adopted the 2014 LTIP, which consists of a combination of time-vested restricted stock (25%) and performance-vested awards (75%). The performance-vested award are RSUs that will vest based on EdR’s achievement of TSR at certain levels (“threshold”, “target” and “maximum” performance) compared to the average TSR of the asset-based peer group (50% of performance award) and compared to the NAREIT Equity Index (50% of the performance award), each goal to be evaluated at the end of the three-year performance period.

As described in more detail under “Compensation Discussion and Analysis,” the Company achieved the performance metrics set by the Compensation Committee under the 2010 and 2011 LTIPs at “maximum” performance (i.e., EdR’s TSR exceeded the average TSR of the peer group by more than 10%) and exceeded threshold performance under the Annual Incentive Plan. As a result, each NEO’s performance-based awards under the 2010 and 2011 LTIPs were converted to fully vested shares of our common stock at the maximum performance level. The Compensation Committee approved payment at the maximum performance level because EdR’s TSR exceeded the average TSR of the peer group used in the 2010 and 2011 LTIPs by 68% and 10.3%, respectively, during the three-year performance periods ended on December 31, 2012 and January 1, 2014, respectively. As a result of the vesting of RSUs under the 2010 LTIP on December 31, 2012, more than 36% of the actual total compensation paid to the NEOs for 2012 was performance based.

The performance period for the 2012 LTIP ended on December 31, 2014. Under the 2012 LTIP, EdR achieved TSR at the 47th percentile of the average TRS of the peer group, which equated to a 68% payout under one-half of the performance award, as interpolated between the Threshold and Target performance levels. The remaining 50% of the performance award was not paid out, as EdR did not meet the performance criteria with regards to EdR's TSR compared to the NAREIT Equity Index over the three year performance period. Total payout under the performance component of the 2012 LTIP was at 34%.

For these reasons and others, the Board of Directors believes the Company’s executive compensation program is meeting the objectives of the program.

We are asking our stockholders to indicate their support for the compensation of our NEOs as set forth in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of EdR approve, on an advisory basis, the compensation of EdR’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, executive compensation tables and narrative discussion, as set forth in this Proxy Statement.”

The vote for this Proposal 3 is advisory and is therefore not binding upon the Compensation Committee, our Board of Directors or EdR. Our Compensation Committee and our Board of Directors value the opinions of our stockholders and, to the extent there is any significant vote against the compensation of our NEOs as disclosed in this Proxy Statement, we will carefully consider our stockholders’ concerns, and the Compensation Committee and our Board of Directors will evaluate whether any actions are necessary to address such concerns.

The Board of Directors Recommends A Vote “FOR” Proposal 3.

OTHER MATTERS

Our management is not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this Proxy Statement. However, should any other matter requiring a vote of the stockholders arise, the representatives named on the accompanying Proxy will vote in accordance with their discretion.

By Order of the Board of Directors,

INFORMATION ABOUT VOTING

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date, March 5, 2015, are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. As of the close of business on March 5, 2015, EdR had 48,051,190 shares of common stock outstanding.

Stockholder of Record: Shares Registered in Your Name. If, on March 5, 2015, your shares were registered directly in your name with EdR’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent. If, on March 5, 2015, your shares were held in an account with a broker, bank or other agent, then you are the beneficial owner of shares held in “street name,” and the Notice of Internet Availability of Proxy Materials was forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card from your broker, bank or other agent.

How do I vote?

For Proposal 1 (election of directors), you may either vote “FOR” all of the nominees to the Board of Directors or you may “WITHHOLD” your vote for all of the nominees or for any nominee that you specify. For Proposal 2 (ratification of the appointment of Deloitte & Touche LLP) and Proposal 3 (advisory (non-binding) vote on executive compensation), you may vote “FOR” or “AGAINST” such proposals or “ABSTAIN” from voting. The procedures for voting are set forth below.

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by giving your proxy authorization over the Internet or by telephone.

In addition, you may request a proxy card from us as instructed in the Notice of Internet Availability of Proxy Materials and indicate your vote by completing, signing and dating the card where indicated and mailing the card in the postage paid envelope provided. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy or to give your proxy authorization to ensure that your votes are counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy or given your proxy authorization.

•	To vote in person, attend the Annual Meeting, and we will provide you with a ballot when you arrive.

•	To give your proxy authorization over the Internet or by telephone, follow the instructions for accessing our proxy materials provided in the Notice of Internet Availability of Proxy Materials.

•
To vote using a proxy card, request a proxy card from us as instructed in the Notice of Internet Availability of Proxy Materials. You should complete, sign and date the proxy card and return it promptly in the postage paid envelope provided. If your signed proxy card is received by the close of business on May 19, 2015, then your shares will be voted as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received the Notice of Internet Availability of Proxy Materials from that organization rather than from EdR. You should follow the instructions provided by your broker, bank or other agent regarding how to vote your shares. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. To do this, follow the instructions from your broker, bank or other agent included with the Notice of Internet Availability of Proxy Materials or contact your broker, bank or other agent to request a proxy card.

We provide Internet proxy authorization on-line with procedures designed to ensure the authenticity and correctness of your proxy authorization instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

For each proposal to be voted upon, you have one vote for each share of common stock that you own as of the close of business on March 5, 2015.

What if I request and return a proxy card but do not make specific choices?

If you request a proxy card and return the card signed and dated without marking any voting selections, your shares will be voted “FOR” the election of all eight nominees for director; “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and “FOR” the approval of the compensation of our NEOs. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares as recommended by the Board of Directors or, if no recommendation is given, will vote your shares using his or her discretion.

Can I change my vote after I return my proxy card?

Yes. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card bearing a later date, which must be received by the close of business on May 19, 2015;

•
You may send a written notice that you are revoking your proxy, which must be received by the close of business on May 19, 2015, to 999 South Shady Grove Road, Suite 600, Memphis, Tennessee 38120, Attention: Corporate Secretary; or

•
You may attend the Annual Meeting and notify the election officials that you wish to revoke your proxy and vote in person. However, your attendance at the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent as your nominee, you should follow the instructions provided by your broker, bank or other agent.

How many shares must be present to constitute a quorum for the Annual Meeting?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented in person or by proxy at the Annual Meeting. As of the close of business on March 5, 2015, the record date, there were 48,051,190 shares outstanding and entitled to vote. Thus, 24,025,595 shares must be represented in person or by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum if you vote in person at the Annual Meeting or if you submit a valid proxy by mail, Internet or telephone (or one is submitted on your behalf by your broker, bank or other agent). Additionally, “WITHHOLD” votes, abstentions and broker non-votes as described below, will also be counted towards the quorum requirement. If there is no quorum, the Chairman of the Annual Meeting may adjourn the meeting until a later date.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting who will separately count (i) “FOR” and “WITHHOLD” votes and broker non-votes for Proposal 1 (election of directors) and (ii) “FOR” and “AGAINST” votes, abstentions and broker non-votes with respect to Proposal 2 (ratification of the appointment of Deloitte & Touche LLP) and Proposal 3 (advisory (non-binding) vote on executive compensation).

If your shares are held by your broker, bank or other agent as your nominee, you will need to obtain a proxy card from the organization that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. Brokers, banks or other agents that have not received voting instructions from their clients cannot vote on their clients’ behalf with respect to “non-routine” proposals but may vote their clients’ shares on “routine” proposals. Under applicable rules of the NYSE, Proposal 1 (election of directors) and Proposal 3 (advisory (non-binding) vote on executive compensation) are non-routine proposals. Conversely, Proposal 2 (ratification of the appointment of Deloitte & Touche LLP) is a routine proposal. In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•
For Proposal 1 (election of directors), the vote of a plurality of all of the votes cast at the Annual Meeting at which a quorum is present is necessary for the election of a director. Therefore, the eight nominees for director receiving the most “FOR” votes will be elected. For purposes of the election of directors, “WITHHOLD” votes and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote.

•
For Proposal 2 (ratification of the appointment of Deloitte & Touche LLP), the affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is required for approval of Proposal 2. For purposes of the vote on Proposal 2, abstentions will not be counted as votes cast and will have no effect on the result of the vote.

•
For Proposal 3 (advisory (non-binding) vote on executive compensation), the affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is required for the approval of Proposal 3. For purposes of the vote on Proposal 3, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

How can I determine the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final results will be announced in a

Current Report on Form 8-K that will be filed with the SEC within four business days after the conclusion of the Annual Meeting.

ADDITIONAL INFORMATION

How and when may I submit a stockholder proposal for EdR’s 2016 Annual Meeting of Stockholders?

Our annual meetings of stockholders are generally held in May of each year. We will consider for inclusion in our proxy materials for the 2016 Annual Meeting of Stockholders proposals that are received no later than December 8, 2015 and that comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act and our Bylaws. Stockholders must submit their proposals to Education Realty Trust, Inc., 999 South Shady Grove Road, Suite 600, Memphis, TN 38120, Attention: Corporate Secretary.

In addition, any stockholder who wishes to propose a nominee to the Board of Directors or propose any other business to be considered by the stockholders (other than a stockholder proposal to be included in our proxy materials pursuant to Rule 14a-8 of the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 11 of our Amended and Restated Bylaws, a copy of which is on file with the SEC and may be obtained from our Corporate Secretary upon request. These notice provisions require that nominations of persons for election to the Board of Directors and proposals of business to be considered by the stockholders for the 2016 Annual Meeting of Stockholders must be made in writing and submitted to our Corporate Secretary at the address above no earlier than November 9, 2015 and no later than December 8, 2015. A more detailed discussion regarding the submission of proposals for the 2016 Annual Meeting of Stockholders is provided under “Corporate Governance – Nominations by Stockholders” below.

How can I obtain EdR’s Annual Report?

Our Annual Report for the fiscal year ended December 31, 2014, as filed with the SEC, can be accessed, along with this Proxy Statement, by following the instructions contained in our Notice of Internet Availability of Proxy Materials and is also available on the Investor Relations page of our corporate website at www.edrtrust.com under the caption “Financial Information.” If you wish to receive a copy of our Annual Report for the fiscal year ended December 31, 2014, as well as a copy of any exhibit specifically requested, we will mail these documents to you free of charge. Requests should be sent to Education Realty Trust, Inc., 999 South Shady Grove Road, Suite 600, Memphis, TN 38120, Attention: Corporate Secretary. A copy of our Annual Report has also been filed with the SEC and may be accessed from the SEC’s website at http://www.sec.gov.

The Annual Report for the fiscal year ended December 31, 2014 is not, and shall not be, deemed to be a part of our proxy materials.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to the costs of mailing the Notice of Internet Availability of Proxy Materials, posting our proxy materials on an Internet website and mailing any requested paper or electronic copies of our proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

How many copies should I receive if I share an address with another stockholder?

The SEC has adopted rules that permit companies and intermediaries, such as a broker, bank or other agent, to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our proxy materials, including the Notice of Internet Availability of Proxy Materials and the Annual Report, unless the affected stockholder has provided us with contrary instructions. This procedure provides extra convenience for stockholders and cost savings for companies.

EdR and some brokers, banks or other agents may be householding our proxy materials, including the Notice of Internet Availability of Proxy Materials and the Annual Report. A single Notice of Internet Availability of Proxy Materials and, if applicable, a single set of the Annual Report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other agent that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. Stockholders may revoke their consent at any time by contacting Broadridge ICS, either by calling toll-free (800) 542-1061 or by writing to Broadridge ICS, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, EdR will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, the Annual Report and other proxy materials, to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, the Annual Report and other proxy materials, you may send a written request to EdR at the address listed under “Whom should I contact if I have any questions?” below. Requests must be received by May 6, 2015 for materials to be received prior to the Annual Meeting. In addition, if you are receiving multiple copies of the Notice of Internet Availability of Proxy Materials and, if applicable, Annual Report and other proxy materials, you can request householding by contacting our Corporate Secretary in the same manner.

Whom should I contact if I have any questions?

If you have any questions about the Annual Meeting, this Proxy Statement, our proxy materials or your ownership of EdR common stock, please contact our Corporate Secretary by calling (901) 259-2500, or by mail to 999 South Shady Grove Road, Suite 600, Memphis, TN 38120, Attention: Corporate Secretary.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M81739-P59358

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EDUCATION REALTY TRUST, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors (Proposal 1)	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) John V. Arabia
02) Monte J. Barrow
03) William J. Cahill, III
04) Randall L. Churchey
05) John L. Ford
06) Howard A. Silver
07) Thomas Trubiana
08) Wendell W. Weakley

The Board of Directors recommends you vote FOR proposals 2 and 3:

NOTE: We may conduct such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report/Form 10-K are available at www.proxyvote.com.

M81740-P59358

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Randall L. Churchey and Edwin B. Brewer, Jr., or either of them, with full power of substitution, as proxy to represent and vote all shares of common stock, $0.01 par value per share, of Education Realty Trust, Inc. held of record by the undersigned as of the close of business March 5, 2015 at the Annual Meeting of Stockholders to be held on May 20, 2015, or any adjournment or postponement thereof, as designated on the reverse side hereof in their discretion as to other matter.

The shares represented by this Proxy will be voted as directed by the undersigned. **If no direction is given when the duly executed Proxy is returned, such shares will be voted "FOR" all nominees in Proposal 1, "FOR" Proposal 2 and "FOR" Proposal 3.**

Please mark, sign and date this proxy card and return it promptly in the enclosed postage paid envelope so that the shares may be represented at the Annual Meeting.

Continued and to be signed on reverse side